                                                                   EXHIBIT 10.19

================================================================================

                       ________________________________

                           STOCK PURCHASE AGREEMENT


                                     among

                        IRON AGE HOLDINGS CORPORATION,

                              THE STOCKHOLDERS OF
                        IRON AGE HOLDINGS CORPORATION,

                                      and

                             IAH ACQUISITION CORP.


                        Dated as of  December 26, 1996

                      ________________________________


================================================================================

                               TABLE OF CONTENTS

1.   DEFINITIONS.........................................................   1
     1.1.  Certain Matters of Construction...............................   1
     1.2.  Cross Reference Table.........................................   2
     1.3.  Certain Definitions...........................................   4

2.   ACQUISITION.........................................................  10

3.   PAYMENT AND CLOSING.................................................  11
     3.1.  Purchase Price................................................  11
     3.2.  Time and Place of Closing.....................................  11
     3.3.  Delivery......................................................  11

4.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................  11
     4.1.  Organization and Authority....................................  12
     4.2.  Authorization and Enforceability..............................  12
     4.3.  Non-Contravention, Etc........................................  12
     4.4.  Title to Stock................................................  13

5.   REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY..............  13

     5.1.  Corporate Matters, etc........................................  13
     5.2.  Financial Statements, etc.....................................  15
     5.3.  Change in Condition...........................................  16
     5.4.  Environmental Matters, etc....................................  18
     5.5.  Real and Personal Property....................................  18
     5.6.  Intangibles...................................................  19
     5.7.  Certain Contractual Obligations...............................  20
     5.8.  Insurance, etc................................................  22
     5.9.  Litigation, etc...............................................  22
     5.10. Compliance with Laws, etc.....................................  22
     5.11. Tax Matters...................................................  23
     5.12. Employee Benefit Plans........................................  24
     5.13. Brokers, etc..................................................  26
     5.14. Affiliate Transactions........................................  26

6.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................  26
     6.1.  Corporate Matters, etc........................................  27
     6.2.  Financial Condition, etc......................................  27
     6.3.  Investment Intent, Related Matters............................  28
     6.4.  Litigation....................................................  28
     6.5.  Brokers, etc..................................................  28

7.    CERTAIN AGREEMENTS OF THE PARTIES..................................  28
      7.1.  Access to Premises and Information...........................  28
      7.2.  Confidentiality Covenant.....................................  29
      7.3.  Operation of Business, Related Matters.......................  29
      7.4.  Preparation for Closing......................................  31
      7.5.  Payment of Transfer Taxes and Other Charges..................  33
      7.6.  Support Services, etc........................................  33
      7.7.  Further Assurances...........................................  33
      7.8.  Financial Information........................................  33
      7.10. Other Offers.................................................  34

8.    CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER.................  34
      8.1.  Representations, Warranties and Covenants....................  34
      8.2.  Legality; Governmental Authorization; Litigation.............  35
      8.3.  Third Party Consents.........................................  35
      8.4.  Opinion of Counsel...........................................  35
      8.6.  General......................................................  36

9.    CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS...............  36
      9.1.  Representations, Warranties and Covenants....................  36
      9.2.  Payment of BCC Debt, etc.....................................  37
      9.3.  Legality; Government Authorization; Litigation...............  37
      9.4.  Opinion of Counsel...........................................  37
      9.5.  General......................................................  37

10.   EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS......................  37
      10.1. Employment of Affected Employees.............................  37
      10.2. Substantially Equivalent Benefits............................  38
      10.3. WARN.........................................................  38
      10.4. Third-Party Rights...........................................  39
      10.5. Indemnity....................................................  39

11.   INDEMNIFICATION....................................................  39
      11.1. Indemnification..............................................  39
      11.2. Time Limitation on Indemnification...........................  40
      11.3. Monetary Limitations on Indemnification......................  41
      11.4. Third Party Claims, etc......................................  41
      11.5. Certain Other Indemnity Matters..............................  42

12.   CONSENT TO JURISDICTION; JURY TRIAL WAIVER.........................  43
      12.1. Consent to Jurisdiction......................................  43
      12.2. WAIVER OF JURY TRIAL.........................................  44

13.   TERMINATION........................................................  44
      13.1.  Termination of Agreement....................................  44
      13.2.  Effect of Termination.......................................  45
      13.3.  Time of Essence.............................................  45

14.   MISCELLANEOUS......................................................  45
      14.1.  Entire Agreement; Waivers...................................  45
      14.2.  Amendment or Modification...................................  46
      14.3.  Investigation; No Additional Representations................  46
      14.4.  Severability................................................  46
      14.5.  Successors and Assigns......................................  47
      14.6.  Seller's Representative.....................................  47
      14.7.  Notices.....................................................  48
      14.8.  Public Announcements........................................  49
      14.9.  Headings, etc...............................................  50
      14.10. Disclosure..................................................  50
      14.11. Knowledge...................................................  50
      14.12. Third Party Beneficiaries...................................  50
      14.13. Counterparts................................................  50
      14.14. Governing Law...............................................  50
      14.15. Strict Construction.........................................  50
      14.16. Expenses....................................................  50

              EXHIBITS

Exhibit 6.2   Commitment Letter
Exhibit 8.4   Form of Sellers' Counsel Opinion
Exhibit 9.4   Form of Buyer's Counsel Opinion

              SCHEDULES

Schedule 1        -  Selling Shareholders, Shares
Schedule 4.3      -  Sellers' Exceptions to Non-Contravention
Schedule 5.1.2    -  Company Exceptions to Non-Contravention
Schedule 5.1.3    -  Title to Stock
Schedule 5.1.4    -  Subsidiaries
Schedule 5.2.3    -  Liabilities
Schedule 5.3.1    -  Accounting Changes Since Balance Sheet Date
Schedule 5.3.2    -  Changes in Condition Since the Balance Sheet Date
Schedule 5.4      -  Environmental Matters
Schedule 5.5.1    -  Personal Property
Schedule 5.5.2    -  Real Property
Schedule 5.6      -  Intellectual Property Rights
Schedule 5.7      -  Contractual Obligations
Schedule 5.8      -  Insurance
Schedule 5.9      -  Litigation Matters
Schedule 5.10     -  Compliance with Law
Schedule 5.11     -  Tax Matters
Schedule 5.12     -  Employee Benefits
Schedule 5.14     -  Affiliate Transactions
Schedule 8.3      -  Third Party Consents
Schedule 10.1     -  Employee Payments

                           STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 26th day
                                          ---------
of December, 1996, among Iron Age Holdings Corporation, a Delaware corporation (the "Company"), each stockholder or holder of options or warrants of the
      -------
Company, listed on Schedule 1 hereto (each singularly, a "Seller" or "Selling
                   ----------                             ------      -------
Party", and collectively, the "Sellers" or "Selling Parties" of the Company),
-----                          -------      ---------------
and IAH Acquisition Corp. a Delaware corporation (the "Buyer").
                                                       -----


                                   Recitals
                                   --------

     1. Each of the Sellers respectively owns the number of issued and outstanding shares of Class A common stock of the Company, par value $.01 per share (the "Class A Common Stock"), Class B-1 common stock of the Company, par
            --------------------
value $.01 per share (the "Class B-1 Common Stock"), Class B-2 common stock of
                           ----------------------
the Company, par value $.01 per share (the "Class B-2 Common Stock") and Class
                                            ----------------------
B-3 Common Stock of the Company, $.01 par value per share (the "Class B-3 Common
                                                                ----------------
Stock", collectively referred to herein with the Class B-1 Common Stock and
-----
Class B-2 Common Stock as the "Class B Common Stock" and the Class B Common
                               --------------------
Stock is collectively referred to with the Class A Common Stock as the "Shares"), and options and warrants to purchase Class A Common Stock (the
 ------
"Options and Warrants"), in each case as set forth opposite such Seller's name
---------------------
on Schedule 1 hereto.
   ----------

     2. The Sellers desire to sell and transfer the Shares, Options and Warrants to the Buyer and the Buyer desires to acquire (the "Purchase") the
                                                             --------
Shares, Options and Warrants from the Sellers, all upon the terms and subject to the conditions set forth in this Agreement.


                                   Agreement
                                   ---------

     Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

 1.  DEFINITIONS.  For purposes of this Agreement:

     1.1  Certain Matters of Construction.  In addition to the definitions
          -------------------------------
referred to or set forth below in this Section 1:

          (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

          (b) The words "party" and "parties" shall refer to the Sellers, the Company and the Buyer.

          (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

          (d) Accounting terms used herein and not otherwise defined herein are used herein as defined by Generally Accepted Accounting Principles (as defined below) in effect as of the date hereof, consistently applied.

          (e) All references in this Agreement to any Exhibit or Schedule shall, unless the context otherwise requires, be deemed to be a reference to an Exhibit or Schedule as such may be amended in accordance with Section 7.4.4 hereof, as the case may be, to this Agreement, all of which are made a part of this Agreement.

          (f) The word "including" shall mean including without limitation.

     1.2  Cross Reference Table.  The following terms defined elsewhere in this
          ---------------------
Agreement in the Sections set forth below shall have the respective meanings therein defined:

          Term                               Definition
          ----                               ----------
"Agreement"                                  Preamble
"Audited Financials"                         Section 5.2.1
"Balance Sheet"                              Section 5.2.1
"BCC Sellers"                                Section 14.6
"Buyer"                                      Preamble
"Buyer Indemnitee"                           Section 11.1

"Cash Consideration"                         Section 3.1
"Closing"                                    Section 3.2
"Closing Date"                               Section 3.2
"Commitment Letter"                          Section 8.5
"Company"                                    Preamble
"Company Plans"                              Section 5.12
"Confidentiality Agreement"                  Section 7.2
"Debt Payment"                               Section 3.1
"Contracts"                                  Section 5.7
"Excess Amount"                              Section 11.3
"Final Termination Date"                     Section 13.1(d)
"Financial Statements"                       Section 5.2.1
"Financing"                                  Section 8.5
"Financing Source"                           Section 8.5
"HSR Act"                                    Section 6.1.3
"Indemnifying Party"                         Section 11.1
"Indemnitee"                                 Section 11.1
"Individual Sellers"                         Section 14.6
"Interim Financials"                         Section 5.2.1
"IRS"                                        Section 5.11
"Leases"                                     Section 5.5.2
"Licenses"                                   Section 5.6
"Options"                                    Recitals
"Permits"                                    Section 5.10
"Personalty Leases"                          Section 5.5.1
"Purchase"                                   Recitals
"Purchase Price"                             Section 3.1
"Real Property"                              Section 5.5.2
"Reserved Claims"                            Section 11.2
"Securities Act"                             Section 6.3
"Seller"                                     Preamble
"Sellers"                                    Preamble
"Seller Indemnitee"                          Section 11.1
"Seller's Percentage"                        Section 3.1
"Selling Party"                              Preamble
"Shares"                                     Recitals
"Warrants"                                   Recitals

     1.3. Certain Definitions. The following terms shall have the following
          -------------------
meanings:

          1.3.1.  Action. The term "Action" shall mean any material claim,
                  ------
     action, cause of action or suit (in contract, tort or otherwise), proceeding by any Person or by or before any Governmental Authority.

          1.3.2.  Affected Employees. The term "Affected Employees" shall mean
                  ------------------
     all current employees of any of the Iron Age Companies as of the Closing Date, including any such person who is on an approved leave of absence.

          1.3.3.  Affiliate.  The term "Affiliate" shall mean, as to the Company
                  ---------
     (or other specified Person), each Person directly or indirectly controlling, controlled by or under common control with the Company (or such specified Person). For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

          1.3.4.  Balance Sheet Date.  The term "Balance Sheet Date" shall mean
                  ------------------
     October 31, 1996.

          1.3.5.  BCC ISI. The term "BCC ISI" shall mean BCC Industrial
                  -------
     Services, Inc., a Delaware corporation.

          1.3.6.  BCC Debt.  The term "BCC Debt" shall mean all debt (including,
                  --------
     without limitation, all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto) of the Iron Age Companies to MLA I, MLA II, MLA III, SLA I and SLA II.

          1.3.7.  Business.  The term "Business" shall mean the business of the
                  --------
     Iron Age Companies as such business is currently conducted.

          1.3.8.  Business Day.  The term "Business Day" shall mean any day on
                  ------------
     which banking institutions in New York, New York are customarily open for the purpose of transacting business.

          1.3.9.  By-laws. The term "By-laws" shall mean the corporate by-laws
                  -------
     of a corporation, as from time to time in effect.

          1.3.10. Charter.  The term "Charter" shall mean the certificate or
                  -------
     articles of incorporation or organization or other charter or organizational documents of any Person (other than an individual), each as from time to time in effect.

          1.3.11. COBRA.  The term "COBRA" refers to the provisions of the
                  -----
     Consolidated Omnibus Budget Reconciliation Act of 1985 relating to continuation of health benefits in certain circumstances.

          1.3.12. Code.  The term "Code" shall mean the federal Internal Revenue
                  ----
     Code of 1986, as amended.

          1.3.13. Contractual Obligation. The term "Contractual Obligation"
                  ----------------------
     shall mean, with respect to any Person, any material contract, agreement, deed, mortgage, lease, license, indenture, note, bond, or other material document or instrument (including, without limitation, any material document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and By-laws of such Person) to which or by which such Person is legally bound.

          1.3.14. Debt. The term "Debt" of any Person shall mean all obligations
                  ----
     of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, other than operating leases, (iii) representing the deferred purchase price of property or assets, (iv) constituting capitalized lease obligations, and (v) in the nature of guarantees of obligations of the type described in clauses (i) through (iv) above of any other Person.

          1.3.15. Enforceable. The term "Enforceable" shall mean, with respect
                  -----------
     to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

          1.3.16. Environmental Laws. The term "Environmental Laws" shall mean
                  ------------------
     any federal, state or local law as in effect as of the date hereof relating to (i) releases or threatened releases of Hazardous Substances and (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances.

          1.3.17. ERISA.  The term "ERISA" shall mean the federal Employee
                  -----
     Retirement Income Security Act of 1974 or any successor statute, as amended and as in effect as of the date hereof.

          1.3.18. Falcon.  The term "Falcon" shall mean Falcon Shoe Mfg. Co. and
                  ------
     the assets and properties related thereto.

          1.3.19. Generally Accepted Accounting Principles.  The term "Generally
                  ----------------------------------------
     Accepted Accounting Principles" shall mean generally accepted accounting principles in the United States as in effect and applied in the preparation of the Financial Statements.

          1.3.20. Goldman Sachs.  The term "Goldman Sachs" shall mean Goldman,
                  -------------
     Sachs & Co.

          1.3.21. Government Contract.  The term "Government Contract" means a
                  -------------------
     contract between the Company and the federal government of the United States of America or any subdivision or agency thereof, which is subject to the provisions of the Assignment of Claims Act.

          1.3.22. Governmental Authority. The term "Governmental Authority"
                  ----------------------
     shall mean any federal, state or local government, any regulatory or administrative agency (or any department, bureau or division thereof) or court of competent jurisdiction under the laws of the United States or any state of the United States.

          1.3.23. Governmental Order. The term "Governmental Order" shall mean
                  ------------------
     any material decree, stipulation, determination or award entered by any Governmental Authority.

          1.3.24. Hazardous Substances. The term "Hazardous Substances" shall
                  --------------------
     mean (i) substances defined in or regulated as toxic or hazardous under the following federal statutes and their state counterparts, as well as these statutes' implementing regulations, in each case, as amended and as in effect as of the date hereof: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) PCBs and (v) asbestos.

          1.3.25. Intangibles.  The term "Intangibles" shall mean all of the
                  -----------
     following: (i) patents and patent applications and all forms and equivalents thereof; (ii) rights to file patent applications and other interests in inventions and discoveries, whether reduced to practice or not, on which no patent application has been filed; (iii) copyrights and all related and equivalent rights, including copyright registrations, and applications for copyright registration; (iv) common law and other trademarks, trade names, trade dress, and service marks, and registrations and applications for registration thereof; (v) rights in industrial designs and the like, and registrations and applications for registration thereof;
     (vi) trade secrets; (vii) methods, processes, computer software, designs, drawings, laboratory notebooks, technical data, know-how research and development data, market reports, consumer investigations, product surveys, distribution methods, and customer lists, whether or not secret and whether or not reduced to writing; and (viii) licenses to or under and shop rights in any of the foregoing.

          1.3.26. Iron Age Companies.  The term "Iron Age Companies" shall mean,
                  -------------------
     collectively, the Company and its Subsidiaries (each of which individually is sometimes referred to herein as an "Iron Age Company").

          1.3.27. Legal Requirement. The term "Legal Requirement" shall mean any
                  -----------------
     material federal, state or local statute, ordinance, code, rule or regulation, or any material Governmental Order, or any material license, franchise, consent, approval, permit or similar right granted under any of the foregoing.

          1.3.28. Lien.  The term "Lien" shall mean any mortgage, pledge, lien,
                  ----
     security interest, attachment or encumbrance, provided, however, that the
                                                   --------  -------
     term "Lien", when used with reference to the assets (other than the capital stock of any Subsidiary) of the Company or any Subsidiary, shall not include (i) statutory liens for Taxes, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially detract from the value of the property encumbered thereby or materially impair the use of such property in the Business as currently conducted or proposed to be conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, and, when used with reference to the capital stock of the Company or any Subsidiary, shall not include any restrictions on transfer of securities imposed by applicable state and federal securities laws.

          1.3.29. Losses.  The term "Losses" shall mean any and all losses,
                  ------
     damages, deficiencies, awards, assessments, amounts paid in good faith settlement, judgments, fines, penalties, costs and expenses (including, without limitation, reasonable legal costs and expenses); provided,
                                                               --------
     however, that the amount of any such Losses for the purposes of
     -------
     indemnification hereunder shall be determined net of the sum of any amounts recovered by any Indemnitee under insurance policies with respect to such Loss and the present value (based on a discount factor equal to the applicable federal rate as determined under Section 1274(d)(1) of the Code) of any Tax Benefit reasonably expected to be realized by the Indemnitee (or any consolidated, combined or unitary group of which the Indemnitee is also a member) arising from the incurrence or payment of such loss. Buyer and Sellers agree that any indemnification payments under the Agreement shall be considered an adjustment to the Purchase Price. Buyer agrees to make all reasonable efforts to recover and cause its Affiliates to recover amounts reasonably recoverable under insurance policies with respect to any such Loss.

          1.3.30. Material Adverse Effect.  The term "Material Adverse Effect"
                  -----------------------
     shall mean any change in or effect on the business of any of the Iron Age Companies which has a material adverse effect on the business, assets, earnings or financial condition of the Iron Age Companies taken as a whole.

          1.3.31. MLA I.  The term "MLA I" means Mezzanine Lending Associates I,
                  -----
     L.P., a Delaware limited partnership.

          1.3.32. MLA II. The term "MLA II" means Mezzanine Lending Associates
                  ------
     II, L.P., a Delaware limited partnership.

          1.3.33. MLA III. The term "MLA III" means Mezzanine Lending Associates
                  -------
     III, L.P., a Delaware limited partnership.

          1.3.34. Ordinary Course of Business.  The term "Ordinary Course of
                  ---------------------------
     Business" shall mean the ordinary course of the Iron Age Companies' business consistent with current custom and practice.

          1.3.35. Person.  The term "Person" shall mean any individual,
                  ------
     partnership, corporation, association, trust, joint venture, unincorporated organization or other entity other than any Governmental Authority.

          1.3.36. PNC. The term "PNC" shall mean PNC Bank, National Association.
                  ---

          1.3.37. PNC Debt.  The term "PNC Debt" shall mean all debt (including
                  --------
     without limitation, all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto) of the Iron Age Companies to PNC and Society National Bank.

          1.3.38. SLA I. The term "SLA I" means Senior Lending Associates I,
                  -----
     L.P., a Delaware limited partnership.

          1.3.39. SLA II.  The term "SLA II" means Senior Lending Associates II,
                  ------
     L.P., a Delaware limited partnership.

          1.3.40. Subsidiary. The term "Subsidiary" shall mean any Person of
                  ----------
     which the Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or shall otherwise control.

          1.3.41. Tax Benefit. The term "Tax Benefit" shall mean any reduction
                  -----------
     in tax realized by any Person attributable to the consummation of the transactions contemplated by this Agreement, which Tax Benefit shall be determined after first taking all other items of income, gain, loss, deduction or credit of such Person into account.

          1.3.42. Taxes. The term "Tax" shall mean any (and in the plural
                  -----
     "Taxes" shall mean all) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, profit, windfall profit, customs, duties, real property, personal property, capital stock, social security, employment, unemployment, disability, payroll, license, employee, and other taxes, withholding taxes, assessments, imposts, levies, and other charges of every kind and nature arising under or imposed by any Legal Requirement, including, without limitation, all interest, penalties and additions with respect to any of the foregoing.

          1.3.43. Tax Return. The term "Tax Return" shall mean all federal,
                  ----------
     state, local, and foreign Tax returns, Tax reports, claims for refund of Tax, and declarations of estimated Tax, or other statement relating to Taxes and any schedule or attachments to any of the foregoing or amendments thereto, including (where permitted or required) consolidated, combined or unitary returns for any group of entities.

          1.3.44. WARN.  "WARN" shall mean the Worker Adjustment and Retraining
                  ----
     Notification Act of 1988.

2. ACQUISITION. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, on the Closing Date, each of the Sellers agrees to sell, transfer and deliver to the Buyer the number of Shares, Options and Warrants, as the case may be, set forth opposite such Seller's name in Schedule 1 hereto and
                      ----------
the Buyer agrees to purchase and acquire from each of the Sellers such Shares, Options and Warrants for the consideration specified in Section 3 hereof.
                                                        ---------

3.   PAYMENT AND CLOSING.

     3.1.  Purchase Price.  In consideration of the sale and transfer of the
           --------------
Shares, Options and Warrants by the Sellers to the Buyer at the Closing the Buyer will pay by wire transfer of immediately available funds an aggregate amount equal to $138,000,000 (the "Purchase Price"). The Purchase Price shall
                                   --------------
be payable at the Closing (i) by wire transfer of immediately available funds, to such accounts as the holders of the BCC Debt and the PNC Debt may specify, of payment in full of the outstanding BCC Debt and PNC Debt, respectively (the "Debt Payment"), and (ii) by wire transfer of immediately available funds, to
-------------
such account or accounts as the Sellers may specify, of the balance of the Purchase Price (the "Cash Consideration"). The Cash Consideration shall be
                      ------------------
allocated among each of the Sellers in the respective percentages (each a "Seller's Percentage") set forth on Schedule 1.
--------------------                ----------

     3.2.  Time and Place of Closing.  The closing (the "Closing") shall take
           -------------------------                     -------
place at the conference center of Ropes & Gray, 885 Third Avenue, New York, New York, at 10:00 a.m. (local time) on a date jointly specified by the parties which date shall be not later than five Business Days after the satisfaction or waiver of all conditions precedent set forth in Sections 8 and 9 hereof or at such other time or place upon which the parties may agree (the day on which the Closing takes place being referred to herein as the "Closing Date").
                                                     ------------

     3.3.  Delivery.  At the Closing, each of the Sellers shall deliver to the
           --------
Buyer the certificate or certificates evidencing all of the Shares, Options and Warrants held by such Seller against delivery by the Buyer to (a) the holders of the BCC Debt and PNC Debt, their respective portions of the Debt Payment and (b) the Sellers, the Cash Consideration.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. In order to induce the Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, severally and not jointly, represents and warrants to the Buyer, but only with respect to such Seller and the Shares, Options and Warrants owned by such Seller that, except as set forth in the Schedules to this Agreement:

     4.1. Organization and Authority.
          --------------------------

          (a) In the case of each of SLA I, SLA II, MLA I, MLA II and MLA III, such Seller is a limited partnership, duly formed, legally existing and in good standing under the laws of the State of Delaware and each Seller has full power and authority to enter into this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) In the case of BCC ISI, such Seller is a corporation, duly formed, legally existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     4.2. Authorization and Enforceability.  This Agreement has been duly
          --------------------------------
authorized, executed and delivered by, and is Enforceable against, such Seller.

     4.3. Non-Contravention, Etc.  Except as set forth in Schedule 4.3 hereto,
          ----------------------                          ------------
the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Closing hereunder in accordance with the terms and conditions of this Agreement do not and will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any Contractual Obligation to which such Seller is a party or by which such Seller is, or the Shares, Options and Warrants to be sold by such Seller hereunder are, bound or any Legal Requirement applicable to such Seller or to the Shares, Options and Warrants to be sold by such Seller. The existence of any such conflict, whether or not set forth on Schedule 4.3, shall not constitute a
                                      ------------
failure on the part of such Seller to comply with the requirements of Section
8.1.1 hereof to the extent that any such conflict shall have been waived prior to the Closing in writing by the other party to such Contractual Obligation or by the appropriate Governmental Authority. No consent is required to be obtained by such Seller in connection with the execution, delivery and performance of this Agreement by such Seller or the sale of the Shares, Options and Warrants to be sold by such Seller as contemplated hereby, except as set forth in Schedule 4.3 and other than any consent where the failure of such
         ------------
Seller to obtain such consent would not materially and adversely affect the Seller's ability to consummate the Closing hereunder in accordance with the terms and conditions of this Agreement, would not prevent such Seller from performing in all material respects any of its obligations under this Agreement and would not materially and adversely affect the Business or the financial condition or earnings of the Iron Age Companies on a consolidated basis.

     4.4. Title to Stock.  Such Seller is the sole record and beneficial owner
          --------------
of and has good and valid title to the Shares, Options and Warrants set forth opposite such Seller's name on Schedule 1 hereto which will be sold by such
                               ----------
Seller as contemplated hereby, free and clear of any Liens.

5. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY. In order to induce the Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to the Buyer that, except as set forth in the Schedules:

     5.1. Corporate Matters, etc.
          ----------------------

          5.1.1. Organization, Power and Standing of the Company; Authorization.
                 --------------------------------------------------------------
     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has the corporate power and authority to own, operate or lease its properties and to carry on its business in all material respects as currently conducted. This Agreement has been duly authorized, executed and delivered by, and is Enforceable against, the Company.

          5.1.2. Non-Contravention, etc.  Except for items listed on Schedule
                 ----------------------                              --------
     5.1.2, neither the execution, delivery or performance of this Agreement nor
     -----
     the consummation of the Closing hereunder in accordance with the terms and conditions of this Agreement does or will constitute, result in or give rise to (i) a material breach, violation or default under any Legal Requirement applicable to any Iron Age Company, (ii) a material breach of or a default under any Charter or By-Laws provision of any Iron Age Company, (iii) the imposition of any material Lien upon any asset of any Iron Age Company or (iv) a material breach of or a default under (or the acceleration of, or the right of any Person to accelerate, the time for performance of any material obligation under), or the right of any Person to terminate, modify, or cancel, any Contractual Obligation of any Iron Age Company. Except as set forth in Schedule 5.1.2, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or Person is required to be obtained or made by or on behalf of any Iron Age Company in connection with the execution, delivery or performance of this Agreement and the consummation of the Closing hereunder in accordance with the terms and conditions of this Agreement, except those (i) which shall have been obtained or made on or prior to, and shall be in full force and effect at, the Closing Date and (ii) where failure to obtain such approval, consent, waiver, authorization or other order, or to make such declaration, filing, registration, qualification or recording has not had and is not reasonably expected to have a Material Adverse Effect.

          5.1.3. Title to Stock.  The entire authorized capital stock of the
                 --------------
     Company consists of (i) 30,000 shares of Class A common stock of which 6,020 shares are issued and outstanding and 15,714 shares are reserved for issuance upon exercise of the Options and Warrants and (ii) 95,000 shares of Class B common stock of which 95,000 shares are issued and outstanding. The Shares constitute all of the issued and outstanding shares of capital stock of the Company and are duly authorized, validly issued and are fully paid and nonassessable. The Shares, Options and Warrants are held of record by the Sellers as set forth on Schedule 1 hereto. Except for this Agreement
                                    ----------
     or as set forth on Schedule 5.1.3, and the Options and the Warrants, there
                        --------------
     is no Contractual Obligation pursuant to which the Company has granted any option, warrant or other right to any Person to acquire the shares of common stock or any other securities of, or equity interests in, the Company or any of its Subsidiaries or any stock appreciation, phantom stock, or similar rights with respect to the Company or any of its Subsidiaries.

          5.1.4. Subsidiaries. Schedule 5.1.4 sets forth a true and complete
                 ------------  --------------
     list of all Subsidiaries of the Company, including the name and jurisdiction of incorporation or organization of each such Subsidiary. Each Subsidiary listed on Schedule 5.1.4 is a corporation duly incorporated and
                          --------------
     validly existing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted, and each Iron Age Company is duly qualified as a foreign corporation in each jurisdiction indicated on Schedule 5.1.4. Each
                                                           --------------
     Subsidiary listed on Schedule 5.1.4 is wholly-owned by the Company (either
                          --------------
     directly or indirectly by way of ownership through another Subsidiary listed on Schedule 5.1.4). The Company or another Subsidiary, as the case
               --------------
     may be,
     has good title to all of the capital stock of each Subsidiary listed on
     Schedule 5.1.4, free and clear of any Liens except as set forth on Schedule 5.1.4.

          5.1.5. Charter and By-laws.  The Company has heretofore delivered or
                 -------------------
     made available to the Buyer true and complete copies of the Charter and By-laws of each Iron Age Company, in each case as in effect on the date hereof.

     5.2. Financial Statements, etc.
          -------------------------

          5.2.1. Financial Information. The Buyer has been furnished with each
                 ---------------------
     of the following:

          (a) The consolidated audited balance sheets of the Company and its consolidated Subsidiaries as of January 31, 1996, 1995 and 1994 and the related statements of earnings and shareholders equity and cash flows for each of the fiscal years then ended, accompanied by the notes thereto and the report thereon of Ernst & Young (collectively, the "Audited Financials"
                                                             ------------------
     and, together with the Interim Financials (as defined in paragraph (b) below), the "Financial Statements").
                  --------------------

          (b)    The unaudited consolidated balance sheet (the "Balance Sheet")
                                                                -------------
     of the Company and its consolidated Subsidiaries as of the Balance Sheet Date and related unaudited consolidated statements of earnings and cash flows for the nine-month period then ended (collectively the "Interim
                                                                   -------
     Financials").
     ----------

          5.2.2. Character of Financial Information.  Except as set forth in
                 ----------------------------------
     Schedule 5.2.2 or disclosed in such Financial Statements, the Financial
     --------------
     Statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods specified therein and present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods specified therein in conformity with Generally Accepted Accounting Principles. The representation in the immediately preceding sentence with respect to the Interim Financials is further subject to an absence of footnotes and to normal year-end adjustments, which, to the Company's knowledge, are not expected to be, in the aggregate, material.

          5.2.3.  Absence of Certain Liabilities.  Except as referred to in
                  ------------------------------
Schedule 5.2.3 or this Agreement, to the knowledge of the Company, no Iron Age
--------------
Company has any material liabilities, whether absolute, accrued or contingent, and whether due or to become due or otherwise, other than, to the extent the existence thereof is consistent with all other representations and warranties of the Company in this Agreement, the following:

                  (i) liabilities of any Iron Age Company set forth on or reflected or provided for in any of the Financial Statements (or referred to specifically in the notes thereto and not by reference to any general category of unspecified commitments and contingencies);

                  (ii) liabilities of any Iron Age Company incurred in the Ordinary Course of Business since January 31, 1996;

                  (iii) liabilities of any Iron Age Company in respect of the Contracts (as defined in Section 5.7) or in respect of any contractual obligations or agreements not required to be scheduled pursuant to this Agreement;

                  (iv) liabilities of any Iron Age Company in respect of any Company Plan (as defined in Section 5.12), or in respect of Taxes (as defined in Section 1.3.42); and

                  (vi) liabilities of any Iron Age Company to any other Iron Age Company.

     5.3  Change in Condition.
          -------------------

          5.3.1.  Accounting Practices. Except for the matters set forth in
                  --------------------
     Schedule 5.3.1, since the Balance Sheet Date the Company has not made or
     --------------
     agreed to make, and has not permitted any of its Subsidiaries to make or agree to make, any material change in its methods of accounting or accounting practices.

          5.3.2.  Since Balance Sheet Date. Except for matters set forth in
                  ------------------------
     Schedule 5.3.2 (and except as otherwise expressly contemplated by the terms
     --------------
     of this Agreement) since
     the Balance Sheet Date the Business has been conducted only in the Ordinary Course of Business and:

          (a) Other than transactions between or among the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has:

               (i) entered into any Contractual Obligation other than this Agreement relating to (A) the sale of any capital stock or equity interest in any Iron Age Company, (B) the purchase of assets constituting all or a substantial part of a business or (C) any merger, consolidation or other business combination;

               (ii) settled or agreed to settle any Action in excess of $100,000 or any claim of any other Person in excess of $100,000;

               (iii) mortgaged, pledged or subjected to any Lien any of their assets other than (A) conditional sales or similar security interests granted in connection with the lease or purchase of equipment or supplies in the Ordinary Course of Business, (B) Liens disclosed on Schedule 5.5.1 hereto and
                                                      --------------
                     (C) Liens securing liabilities not in excess, in the aggregate, of $250,000;

               (iv) sold, leased, transferred or exchanged property having a fair market value in excess of $250,000 for less than the fair value thereof; or

               (v) declared or paid any dividends or made or agreed to make any other distributions on, or repurchased, redeemed or agreed to repurchase or redeem, any shares of its capital stock (other than as expressly contemplated by the terms of this Agreement).

          (b) None of the Iron Age Companies has entered into any Contractual Obligation to do any of the actions referred to in clause (a) above; and

          (c) There has not been any material adverse change in the Business, earnings or financial condition of the Iron Age Companies, taken as a whole, other than changes resulting from general economic, conditions or circumstances affecting the Iron Age Companies not materially more adversely than its competitors.

     5.4. Environmental Matters, etc.  Except as set forth in Schedule 5.4 or
          --------------------------                          ------------
except as has not had and is not reasonably expected to have a Material Adverse Effect, each of the Iron Age Companies is as of the date hereof and has been (x) since January 1, 1991, with respect to all Iron Age Companies other than Falcon; and (y) since August 1, 1994 with respect to Falcon, in compliance in all material respects with all Environmental Laws. Except as set forth in Schedule
                                                                       --------
5.4, (x) there is no Action pending and, (y) to the knowledge of the Company,
---
there is no Action threatened against and no inquiry or investigation pending of any Iron Age Company in respect of (i) noncompliance by any Iron Age Company with any Environmental Laws or (ii) the release or threatened release into the environment of any Hazardous Substance by any Iron Age Company or (iii) the handling, storage, use, transportation or disposal of any Hazardous Substance by any Iron Age Company. Except as set forth in Schedule 5.4, (x) since January 1,
                                              ------------
1991 with respect to all Iron Age Companies other than Falcon, and (y) since August 1, 1994 with respect to Falcon, no Iron Age Company has obtained any Phase I or Phase II environmental report regarding any property owned, leased or used, or previously owned, leased or used, by any Iron Age Company.

     5.5  Real and Personal Property.
          --------------------------

          5.5.1. Each Iron Age Company has valid title to all of its material personal property (other than Intangibles), and such material personal property (other than Intangibles) is not subject to any Lien except as set forth on Schedule 5.5.1 hereto. Except for any instances which individually
              --------------
     or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect, (i) all leases and licensing agreements for personal property (other than Intangibles) ("Personalty Leases") leased or licensed by any of the Iron Age Companies requiring payments by any Iron Age Company of more than $50,000 in any one year are valid and in full force and effect, and are listed on Schedule 5.5.1; (ii) the Iron Age Companies have performed in all material respects all obligations required to be performed by them under such Personalty Leases; (iii) no event or condition exists which constitutes or, with the giving of notice or the passage of time or both, would constitute a material default by any of the Iron Age Companies as lessee or licensee under such Personalty Leases; and (iv) except as set forth on Schedule 5.1.2., no consent of any
                                             ---------------
     party to such Personalty Leases is required in connection with the execution, delivery and performance of this Agreement. To the knowledge of the Company, no event or condition exists which constitutes or, with the giving of notice or the passage of time or both, would constitute a material default by any Person other than an Iron Age Company under such Personalty Leases.

          5.5.2.  Schedule 5.5.2 sets forth a list of all real property owned by
                  --------------
     any of the Iron Age Companies, and all real property leased to the Iron Age Companies (the "Real Property"). Except as set forth on Schedule 5.5.2,
                     -------------                           --------------
     each Iron Age Company has good and valid title to all Real Property owned by it, free and clear of any Liens. Except for any instances which individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect, (i) all leases (the "Leases")
                                                                      ------
     of Real Property leased to the Iron Age Companies are valid and in full force and effect; (ii) the Iron Age Companies have performed in all material respects all obligations required to be performed by them under such Leases; and (iii) no event or condition exists which constitutes or, with the giving of notice or passage of time or both, would constitute a material default by any of the Iron Age Companies as lessee under such Leases and (iv) except as set forth in Schedule 5.1.2., no consent of any
                                            ---------------
     party to such Leases is required in connection with the execution, delivery and performance of this Agreement. To the knowledge of the Company, no event or condition exists which constitutes or, with the giving of notice or the passage of time or both, would constitute a material default by any Person other than an Iron Age Company under such Leases.

          5.5.3. The Real Property and all of the personal property (other than Intangibles) owned, leased or licensed by the Iron Age Companies and the Intangibles owned, leased, licensed or used by the Iron Age Companies together are generally sufficient for the operation of the Business as currently conducted.

     5.6  Intangibles.  Schedule 5.6 lists all significant trademarks, product
          -----------   ------------
names, service marks, logos and copyrights (including registrations and applications therefor) that are owned, licensed or used by any of the Iron Age Companies, other than commercially available software programs and sales brochures, product literature and catalogs used in the Ordinary Course of Business. Schedule 5.6 also lists each license or other Contractual Obligation
           ------------
under
which any Intangible listed on Schedule 5.6 is licensed by the Iron Age
                               ------------
Companies (the "Licenses"). Except as disclosed on Schedule 5.6 or Schedule 5.7
                --------                           ------------    ------------
there is no license or other Contractual Obligation under which the Company is a licensor with respect to any Intangibles. To the knowledge of the Company, (i) use by the Iron Age Companies of the Intangibles does not infringe any rights of any third party and (ii) no activity of any third party infringes upon the rights of the Iron Age Companies with respect to any of the Intangibles, in each case except where such infringement has not had and is not reasonably expected to have a Material Adverse Effect.

     5.7  Certain Contractual Obligations.  Set forth on Schedule 5.7 hereto is
          -------------------------------                ------------
a true and complete list of all of the following Contractual Obligations of the Iron Age Companies:

          (a) All collective bargaining agreements and all written employment or consulting agreements pursuant to which services are rendered or to be rendered to the Iron Age Companies (other than the Company Plans) involving, in each case, payments in excess of $75,000 in any year;

          (b) All Contractual Obligations under which any Iron Age Company is or will after the Closing be restricted in any material respect from carrying on any business anywhere in the world (other than use restrictions contained in any of the Leases, Personalty Leases and Licenses);

          (c) All Contractual Obligations (but excluding options for shares) to sell or otherwise dispose of any assets having a fair market value in excess of $250,000 except in the Ordinary Course of Business;

          (d) All Contractual Obligations between any Iron Age Company on the one hand and any Affiliate of any Iron Age Company (other than the Iron Age Companies) on the other hand;

          (e) All Contractual Obligations (including, without limitation, partnership and joint venture agreements) under which (i) any Iron Age Company has any liability or obligation for Debt or constituting or giving rise to a guarantee of any liability or obligation of any Person (other than any Iron Age Company) or (ii) any Person has any liability or obligation constituting or giving rise to a guarantee of any liability or obligation of any Iron Age Company, in either case involving any Debt or Liability in excess of $250,000 individually;

          (f) All Contractual Obligations entered into since January 1, 1990 pursuant to which any Iron Age Company incurred an obligation to pay any amounts in excess of $250,000 in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets constituting a business or securities representing a controlling interest in any Person, (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) through (ii);

          (g) All Contractual Obligations (including Government Contracts) pursuant to which any Iron Age Company may be expected to perform services with a value in excess of $250,000 and which cannot be canceled by any Iron Age Company within 30 days, except for customer purchase orders received in the Ordinary Course of Business;

          (h) All Contractual Obligations pursuant to which any Iron Age Company may be obligated to pay for goods and services to be delivered or performed in excess of $250,000 per year, except for purchase orders issued in the Ordinary Course of Business;

          (i) Any partnership or joint venture agreement involving potential liability in excess of $100,000;

          (j) Any material confidentiality agreement under which any Iron Age Company has any obligation of confidentiality and;

          (k) Any other Contractual Obligation creating obligations or liabilities on the part of any Iron Age Company in excess of $250,000 per year, or creating the right on the part of the Iron Age Companies to receive payment of more than $250,000 per year, except for purchase orders issued or received in the Ordinary Course of Business.

Each of the Contractual Obligations listed or required to be listed on Schedule
                                                                       --------
5.7 hereto, that has not been fully performed as of the date hereof, shall be
---
referred to herein collectively as
the "Contracts". Except as set forth in Schedule 5.1.2, no consent of any party
     ---------                          --------------
to any such Contract is required in connection with, nor will any party to such Contract obtain the right to terminate, modify, or cancel such Contract as a result of, the execution, delivery and performance of this Agreement. No breach or default in performance by any Iron Age Company under any of the Contracts has occurred and is continuing and no event has occurred which with notice or lapse of time or both would constitute such a breach or default, other than any breach or default which has not had and is not reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, no material breach or default by any other Person under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute such a material breach or default.

     5.8.  Insurance, etc.  Schedule 5.8 is a true and accurate list as of the
           --------------   ------------
date hereof of all significant policies or binders of insurance covering the operations of the Iron Age Companies. The Company has delivered or made available to the Buyer true and accurate copies of all such policies or binders as in effect on the date hereof. To the knowledge of the Company, none of the Iron Age Companies is in any material default with respect to its obligations under any of such policies.

     5.9.  Litigation, etc.  Except as set forth on Schedule 5.9 or as has not
           ---------------                          ------------
had and is not reasonably expected to have a Material Adverse Effect, as of the date hereof (x) there is no Action pending and, (y) to the knowledge of the Company, there is no Action threatened against and no inquiry or investigation pending of any Iron Age Company. There is no Action pending or, to the knowledge of the Company, threatened which seeks rescission of or seeks to enjoin the consummation of this Agreement or any of the transactions contemplated hereby.

     5.10. Compliance with Laws, etc. The operations of the Business are and (x)
           -------------------------
since January 1, 1991 with respect to all Iron Age Companies other than Falcon, and (y) since August 1, 1994 with respect to Falcon, have been, in compliance in all material respects with applicable Legal Requirements, except as set forth in
Schedule 5.10 or as has not had and is not reasonably expected to have a
-------------
Material Adverse Effect. The Iron Age Companies have been granted all licenses, permits, consents, approvals, franchises and other authorizations under any Legal Requirement necessary for and material to the conduct of the Business, except where the failure to obtain such licenses, permits, consents, approvals, franchises or other authorization has not had and is not reasonably expected to have a Material Adverse Effect (the "Permits"). Since January 1, 1996, the
                                     -------
Company has not received any notice that any

Governmental Authority or other licensing authority will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the Permits. Except as set forth in Schedule 5.10, all such Permits are in full
                                -------------
force and effect on the date hereof. Except as set forth on Schedule 5.1.2, no
                                                            --------------
consent of any Governmental Authority is required to be obtained by any Iron Age Company under any Permit in connection with, nor will any Governmental Authority obtain the right to terminate, modify or cancel any Permit as a result of, the execution, delivery and performance of this Agreement.

     5.11. Tax Matters.
           -----------

           Except as set forth on Schedule 5.11:
                                  -------------

               (i) Each of the Iron Age Companies has timely filed or has had timely filed on its behalf all material Tax Returns that it was required to file on or before the date hereof (or the Closing Date), and has timely paid all Taxes shown thereon as owing or otherwise owed by any Iron Age Company, except where the failure to file Tax Returns or to pay Taxes has not had and is not reasonably expected to have a Material Adverse Effect;

               (ii) all deficiencies asserted in writing and any assessments made as a result of any examinations of the Tax Returns referred to in clause (i) by the Internal Revenue Service ("IRS") or the appropriate state, local or foreign taxing
                       ---
                     authority have been paid in full;

               (iii) none of the Iron Age Companies has received any written notice of any audit, claim, deficiency or assessment pending or proposed with respect to Taxes of any of the Iron Age Companies;

               (iv) none of the Iron Age Companies is party to any written agreements or waivers extending the statutory period of limitation applicable to any Taxes of the Iron Age Companies;

               (v)    to the Company's knowledge, none of the Iron Age Companies
                      (A) files or is required to file any combined, consolidated or unitary federal, state, local or foreign Tax Returns (other than Tax Returns filed by a group the common parent of which was the Company) and (B) is a party to any Contractual Obligation relating to the allocation or sharing of Taxes;

               (vi) each Iron Age Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party;

               (vii) other than Liens for Taxes not yet due and payable, there are no Liens on any of the assets of any Iron Age Company that arose in connection with any failure (or alleged failure) to pay any Tax; and

               (viii) the unpaid Taxes of each Iron Age Company do not exceed the reserve for Tax liability set forth on the Balance Sheet as adjusted for the passage of time since the Balance Sheet Date in accordance with the past custom and practice of the Company.

     5.12. Employee Benefit Plans.  Except as set forth on Schedule 5.12:
           ----------------------                          -------------

           (a) Schedule 5.12 lists each significant employee benefit plan,
               -------------
     program or policy (including, without limitation, each "employee benefit plan" within the meaning of section 3(3) of ERISA) that is maintained or otherwise contributed to by the Company or any of its Subsidiaries or as to which any Iron Age Company has any liability or obligation (collectively, "Company Plans").
      -------------

           (b) With respect to each of the Company Plans, the Company has made available to the Buyer a current, accurate and complete copy thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) any summary plan description, (iii) the two most recent annual Forms 5500 (if applicable) with respect to such Company Plans and (iv) if such Company Plan is intended to be a qualified single employer plan under Section 401(a) of the Code, the most recent favorable determination letter received from the Internal Revenue Service.

          (c) Except as set forth in Schedule 5.12, (i) each Company Plan is in
                                     -------------
     compliance in all material respects with the applicable provisions, if any, of ERISA, the Code and any other applicable laws or regulations except where such noncompliance has not had and is not reasonably expected to have a Material Adverse Effect; (ii) each Company Plan that is intended to be qualified within the meaning of section 401(a) of the Code has received a favorable determination letter as to its qualification and satisfies the requirements of a "qualified plan" under the Code; (iii) no "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 4975 of the Code or section 406 of ERISA) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Plan that has had or is reasonably expected to have a Material Adverse Effect; (iv) no material litigation or administrative or other proceedings involving the Company Plans have occurred or are, to the knowledge of the Company, threatened which has had or is reasonably expected to have a Material Adverse Effect; (v) each Iron Age Company has complied with the health care continuation requirements of Section 601, et.
                                                                             --
     seq. of ERISA with respect to employees and their spouses, former spouses
     ---
     and dependents, except where failure to comply has not had and is not reasonably expected to have a Material Adverse Effect; and (vi) no Iron Age Company has obligations under any Company Plan to provide health benefits to former employees of a Iron Age Company except as specifically required by law.

          (d) No Iron Age Company maintains or contributes to any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) or has incurred any material withdrawal liability with respect to any such plan that remains unsatisfied.

          (e) All contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) which are due from any Iron Age Company have been paid to each of the Company Plans, and all contributions, premiums or other payments payable by any Iron Age Company for any period ending on or before the Closing which are not yet due have been paid to each such Company

     Plan or accrued on the Balance Sheet, as adjusted for the passage of time since the Balance Sheet Date in accordance with the past custom and practice of the Company.

          (f) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been properly filed with the appropriate Governmental Authority or distributed appropriately with respect to each of the Company Plans.

          (g) Except as set forth on Schedule 5.12, no Iron Age Company maintains any defined benefit plans within the meaning of ERISA.

     5.13. Brokers, etc.  Except for payments to be made by the Sellers to
           ------------
Goldman Sachs, no broker, finder, investment bank or similar agent is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made or actions taken by or on behalf of the Sellers, the Company or any of their respective Affiliates.

     5.14. Affiliate Transactions.  Except as set forth on Schedule 5.14, and
           ----------------------                          -------------
except for the Company Plans, no Iron Age Company has any obligation or liability to any Affiliate of the Company that is not an Iron Age Company and since the Balance Sheet Date no Iron Age Company has engaged in any transaction with any Affiliate of the Company.

6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. In order to induce each Seller to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to each Seller as follows:



     6.1.  Corporate Matters, etc.
           ----------------------

           6.1.1. Organization, Power and Standing of the Buyer. The Buyer is a
                  ---------------------------------------------
     corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority, corporate and otherwise, to enter into this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.

          6.1.2.  Authorization and Enforceability. This Agreement has been duly
                  --------------------------------
     authorized, executed and delivered by, and is Enforceable against, the Buyer.

          6.1.3.  Non-Contravention, etc. The execution, delivery and
                  ----------------------
     performance of this Agreement by the Buyer and the consummation by the Buyer of the Closing hereunder in accordance with the terms and conditions of this Agreement does not and will not conflict with or result in the breach of any terms or provisions of, or constitute a default, under any Contractual Obligation of or the Charter or By-Laws of the Buyer or a breach of any Legal Requirement applicable to the Buyer. Except for satisfaction of the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent
                                                          -------
     is required to be obtained or made by or on behalf of the Buyer in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) for items which shall have been obtained or made on or prior to, and shall be in full force and effect at, the Closing Date and (ii) where failure to obtain such consent would not materially and adversely affect the Buyer's ability to consummate the Closing hereunder in accordance with the terms and conditions of this Agreement and would not prevent the Buyer from performing in all material respects any of its obligations under this Agreement.

     6.2.  Financial Condition, etc. Assuming Buyer had received the proceeds of
           ------------------------
the Financing, the Buyer will have as of the Closing sufficient funds in an aggregate amount sufficient to (i) pay the Purchase Price and all contemplated fees and expenses related to the transactions contemplated by this Agreement to be paid by the Company or Buyer and (ii) provide adequate working capital for the Business. Attached as Exhibit 6.2 hereto is a true and complete copy of the Commitment Letter. As of the date hereof, Buyer knows of no reason why the conditions to the Financing would not be satisfied.

     6.3.  Investment Intent, Related Matters.  The Buyer is purchasing the
           ----------------------------------
Shares, Options and Warrants for its own account and has the present intention of holding the Shares, Options and Warrants for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in violation of any federal or state securities laws. The Buyer is an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act").
                                         --------------

     6.4.  Litigation.  To the knowledge of the Buyer, as of the date hereof,
           ----------
there is no Action pending or threatened (i) against the Buyer or any of its Affiliates which has had a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or (ii) which seeks rescission of or seeks to enjoin the consummation of this Agreement or any of the transactions contemplated hereby.

     6.5.  Brokers, etc.  No broker, finder, investment bank or similar agent is
           -------------
entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made or actions taken by or on behalf of the Buyer or any of its Affiliates.

 7.  CERTAIN AGREEMENTS OF THE PARTIES.

     7.1.  Access to Premises and Information. Prior to the Closing, the Company
           ----------------------------------
agrees that it will cause the Iron Age Companies to permit the Buyer, the Financing Source and their respective representatives to have reasonable access to the officers and other management personnel of the Iron Age Companies and the documents, books and records of the Iron Age Companies and to make copies during normal business hours of such financial and other information with respect to the Iron Age Companies as the Buyer shall reasonably request; provided, however,
                                                              --------  -------
that (i) all such requests (and all other requests contemplated pursuant to this Section 7.1) shall be made through Goldman Sachs or through one or more employees or other agents of the Company who may, from time to time, be designated in writing by the Sellers' Representative or its representatives as appropriate contact Persons for such inquiries and (ii) the Buyer shall cause Goldman Sachs or the Sellers' Representative to be notified at least two days prior to any visits to the headquarters or other offices of the Company or any of its Subsidiaries. The Buyer shall exercise its rights under this Section 7.1 in a manner that is reasonable and does not unreasonably interfere with the operations of any of the Iron Age Companies.

     7.2.  Confidentiality Covenant.   The Confidentiality Agreement dated
           ------------------------
October 8, 1996 as amended through the date hereof (the "Confidentiality
                                                         ---------------
Agreement") by and between Fenway Partners, Inc. and Goldman Sachs on behalf of
---------
the Company and the Sellers is hereby
confirmed and acknowledged as a continuing obligation of the parties. Each Seller will not, and will not permit any of its respective Affiliates to disclose to any Persons or to use any information concerning the business or affairs of any Iron Age Company ("Confidential Information"), except in the Ordinary Course of Business or as required by Legal Requirement or in connection with performing their obligations or enforcing their rights under this Agreement. The term Confidential Information does not include information which
(i) becomes generally available to the public other than as a result of a disclosure by any Seller or its respective representatives, or (ii) becomes available after the Closing to any Seller on a non-confidential basis from a source other than any Iron Age Company or its advisors, provided such source is not bound by a confidentiality agreement with, or other legal contractual or fiduciary obligation of secrecy to Buyer or any Iron Age Company. In the event that any Seller or any Affiliate of a Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek, at its expense, an appropriate protective order.

     7.3.  Operation of Business, Related Matters.  From the date hereof and on
           --------------------------------------
and prior to the Closing Date, except as otherwise permitted or required by this Agreement, the Company will cause the Iron Age Companies to conduct the Business in the Ordinary Course of Business and substantially as presently operated and use reasonable efforts to maintain the value of the Business as a going concern. From the date hereof and on and prior to the Closing Date no Seller will sell, pledge or otherwise encumber his or its Shares, Options or Warrants, or enter into any agreement to do so, without the prior written consent of the Buyer. From the date hereof and prior to the Closing Date, except as expressly contemplated by the terms of this Agreement, the Company will cause the Iron Age Companies not to, without the prior written consent of Buyer, which consent will not be withheld in bad faith:

           (a) enter into any transactions otherwise than on an arms' length basis with any Seller or any other Affiliate of the Iron Age Companies (other than as contemplated by this Agreement and transactions in the Ordinary Course of Business among the Iron Age Companies);

          (b) pay any compensation other than in the Ordinary Course of Business or increase any compensation of any officer or employee other than such increases in compensation for employees as may be made in the Ordinary Course of Business;

          (c) incur any Debt (including, without limitation, any capital lease) except in the Ordinary Course of Business;

          (d) amend the Charter or Bylaws of any Iron Age Company or sell, lease or otherwise dispose of any material assets (except (i) for sales or other dispositions of inventory or excess equipment in the Ordinary Course of Business and (ii) as may otherwise be permitted by the terms of this Agreement);

          (e) make any material change in the Business or operations of any of the Iron Age Companies;

          (f) make any capital expenditure in excess of $250,000 with respect to the Business or enter into any contract or commitment therefor;

          (g) enter into any Contractual Obligation involving more than $100,000 outside the Ordinary Course of Business;

          (h) settle or agree to settle any Action in excess of $100,000 or any claim of any other Person in excess of $100,000;

          (i) enter into any Contractual Obligation relating to the sale of any capital stock or equity interest in any Iron Age Company or make any capital investment in, or any loan to, or any acquisition of the securities or a substantial portion of the assets of, any other Person that is not an Iron Age Company;

          (j) declare, set aside, or pay any dividend or distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (other than as expressly contemplated by the terms of this Agreement); or

          (k) mortgage, pledge or subject to any Lien any of their assets other than (A) conditional sales or similar security interests granted in connection with the lease or purchase of equipment or supplies in the Ordinary Course of Business, or
     (B) Liens securing liabilities not in excess, in the aggregate, of $250,000 or (c) Liens disclosed on Schedule 5.5.1 hereto;
                               --------------

          (l) sell, lease, transfer or exchange property having a fair market value in excess of $250,000 for less than the fair market value thereof; or

          (m) enter into any Contractual Obligation to do any of the actions referred to in this Section 7.3.

     The Buyer shall respond with reasonable promptness to any and all requests by the Sellers for consent(s) for any Iron Age Company to take any of the actions specified in this Section 7.3.

     7.4  Preparation for Closing.  The Buyer on the one hand and the Sellers on
          -----------------------
the other hand will each use all reasonable best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other set forth in this Agreement subject to the following:

          7.4.1  HSR Filing.  Promptly upon execution and delivery of this
                 ----------
     Agreement, each of Buyer and the Company will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act, supply all information requested by Governmental Authorities in connection with the HSR notification and cooperate with each other in responding to any such request. Buyer shall be solely responsible for all filing fees required to be paid by it in connection therewith. Sellers shall be solely responsible for all filing fees required to be paid by Sellers or the Company in connection therewith.

          7.4.2  Consents, etc. Prior to the Closing Date, the Company shall use
                 -------------
     reasonable efforts (but the Company and the Sellers shall have no obligation to pay any fees or incur any expenses) to secure required written consents or waivers under or with respect to the Contracts indicated on Schedule 8.3. If requested by the Company in connection with
                  ------------
     their attempts to obtain such consents, the Buyer shall execute and deliver an agreement of assignment, assumption and attornment with respect to and/or guarantee of the obligations under such Contracts.

          7.4.3  Disclosure. From time to time, on and prior to the Closing
                 ----------
     Date, the Buyer shall promptly notify the Sellers upon becoming aware of any fact, occurrence or event that would cause any of the representations and warranties contained in Sections 4 or 5 hereof to be inaccurate or incomplete in any material respect. From time to time, on and prior to the Closing Date, the Sellers and the Company shall promptly notify the Buyer upon becoming aware of any fact, occurrence or event that would cause any of the representations and warranties contained in Sections 4 or 5 hereof to be inaccurate or incomplete in any material respect. Notwithstanding the foregoing provisions of this Section 7.4.3, neither the Sellers, the Buyer nor the Company shall be deemed to have breached this Section 7.4.3 with respect to any disclosure required herein if any disclosure required hereunder is made by such Person prior to the Closing.

          7.4.4  Supplemental Schedules.  The Sellers may (but will not be
                 ----------------------
     required to), from time to time prior to or on the Closing Date, by notice in accordance with this Agreement, supplement or amend the Schedules, including without limitation one or more supplements or amendments to correct any matter arising after the date of this Agreement which would otherwise constitute a breach of any representation, warranty or covenant herein contained; provided, however, that subject to the further provisions
                       --------  -------
     of this Section 7.4.4, no supplement or amendment will affect the rights or obligations of the parties to this Agreement. In the event supplemental or amended schedules shall be delivered by Sellers to the Buyer on or after the fourth Business Day prior to the Closing Date then in effect, such Closing Date may, at the option of the Buyer, be deferred up to four Business Days, and in the event such deferral of the Closing Date would cause the Closing Date to be after the Final Termination Date, such Final Termination Date shall be automatically deferred to the day after such deferred Closing Date. If any of the matters disclosed in any such supplement or amendment would constitute a material breach of any representation, warranty or covenant herein contained before giving effect to any such supplemental or amended schedule, then Buyer shall have the right to terminate this Agreement with such termination being Buyer's sole remedy relating to matters set forth in such amendments or supplements. Notwithstanding any other provision hereof, in the event the Buyer does not exercise its termination right, each supplement or amendment of any Schedule will be effective to cure and correct for all purposes any breach of any representation, warranty or covenant relating to such Schedule not having read at all times as so supplemented and amended.

     7.5    Payment of Transfer Taxes and Other Charges.  The Buyer shall be
            -------------------------------------------
responsible for and shall pay all stock transfer Taxes, real property transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes (excluding any income Taxes) arising in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required.

     7.6    Support Services, etc. The Buyer acknowledges that BCC ISI provides
            ---------------------
or makes available to the Iron Age Companies certain administrative and support services at a cost of $10,417 per month. The Buyer acknowledges that such services, as well as the Consulting Services Agreement between the Company and BCC ISI, will be terminated as of the Closing Date. All amounts owing to BCC ISI for such services have been paid by the Company through October 31, 1996.

     7.7    Further Assurances. Each party, upon the request from time to time
            ------------------
of any other party hereto after the Closing, and at the expense of the requesting party but without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby in an orderly fashion.

     7.8    Financial Information. On or prior to the Closing, the Company shall
            ---------------------
deliver to the Buyer, as promptly as practicable after they become available to the Company, copies of (i) monthly earnings reports and month-end balance sheet data and (ii) any quarterly unaudited consolidated balance sheets and statements of earnings and cash flows.

     7.9    Financing.    Buyer agrees to use its reasonable best efforts to
            ---------
consummate the Financing.

     7.10.  Other Offers.  Neither any Iron Age Company nor any Seller shall
            ------------
solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, or enter into any transaction involving, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, any Iron Age Company, or any business combination with any Iron Age Company, except as contemplated in this Agreement. Each Iron Age Company and each Seller will instruct its officers, directors, agents and Affiliates, to refrain from doing any of the above. The Company or the Sellers will notify the Buyer immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated with it or any of the other persons or entities referred to above.

8. CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER. The obligations of the Buyer to consummate the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Buyer in its sole discretion:

     8.1  Representations, Warranties and Covenants.
          -----------------------------------------

          8.1.1. Continued Accuracy of Representations and Warranties.  All
                 ----------------------------------------------------
     representations and warranties of the Sellers and the Company contained in this Agreement shall be true and accurate in all material respects as of the Closing Date as if made on the Closing Date, except for changes expressly permitted or contemplated by this Agreement.

          8.1.2. Performance of Agreements.  The Sellers and the Company shall
                 -------------------------
     have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by them at or prior to the Closing.

          8.1.3. Sellers' Closing Certificate. At the Closing, the Sellers shall
                 ----------------------------
     furnish a certificate, signed by each of the Sellers, dated the Closing Date, to the effect that the conditions specified in Sections 8.1.1 and
     8.1.2 hereof, to the extent relating to representations, warranties, covenants and agreements of such Seller, have been satisfied.

          8.1.4. Company's Closing Certificate. At the Closing, the Company
                 -----------------------------
     shall furnish a certificate, signed by the President or the Vice President the Company, dated the Closing Date, to the effect that the conditions specified in Sections
     8.1.1 and 8.1.2 hereof, to the extent relating to representations, warranties, covenants and agreements of the Company, have been satisfied.

          8.1.5  Outstanding Capital.  The Shares shall constitute all the
                 -------------------
     outstanding stock of the Company and the Options and Warrants shall constitute all the Contractual Obligations pursuant to which the Company has granted any option, warrant or other right to any Person to acquire the shares of common stock or any other securities of, or equity interest in, the Company. All Shares and all Options and Warrants shall have been tendered to the Buyer for sale or for investment in Buyer at the Closing.

     8.2  Legality; Governmental Authorization; Litigation.  The acquisition of
          ------------------------------------------------
the Shares, Options and Warrants and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement, and all necessary filings, if any, pursuant to the HSR Act shall have been made and all applicable waiting periods thereunder shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing by any Person other than a party hereto, or instituted by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby, the result of which would prevent or make illegal the consummation of any such transaction or would otherwise have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

     8.3  Third Party Consents.  There shall have been obtained by the Company
          --------------------
the consents listed on Schedule 8.3 hereto.

     8.4  Opinion of Counsel.  The Sellers and the Company shall have furnished
          ------------------
the Buyer with favorable opinions of Kirkpatrick & Lockhart LLP, Ropes & Gray and Smith, Katzenstein & Furlow (or in each case other counsel reasonably satisfactory to Buyer), each dated as of the Closing Date, with respect to the matters set forth on Exhibit 8.4.

     8.5  Financing.  The Buyer shall have obtained the senior secured debt
          ---------
financing (the "Financing") to be provided pursuant to the commitment letter
                ---------
between Fenway Partners, Inc. and Banque Nationale de Paris (the "Financing
                                                                  ---------
Source") dated December 12, 1996, on the terms and conditions specified in such
------
commitment letter (the "Commitment Letter") and such additional commercially
                        -----------------
reasonable terms that are contemplated by the Commitment Letter to be agreed upon by the parties thereto, and the portion of the Financing necessary to consummate the transactions contemplated at the Closing and to fund the working capital requirements of the Iron Age Companies after the Closing shall have been funded or otherwise made available to the Buyer as of the Closing Date.

     8.6  General.  All corporate proceedings required to be taken on the part
          -------
of the Company and Sellers in connection with the transactions contemplated by this Agreement shall have been taken. The Buyer shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as the Buyer may reasonably request in connection with the transactions contemplated hereby.

9. CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS. The obligations of the Sellers to consummate the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Sellers in their sole discretion:

     9.1  Representations, Warranties and Covenants.
          -----------------------------------------

          9.1.1  Continued Accuracy of Representations and Warranties.  All
                 ----------------------------------------------------
     representations and warranties of the Buyer contained in this Agreement shall be true and accurate in all material respects as of the Closing Date as if made on the Closing Date.

          9.1.2  Performance of Agreements.  The Buyer shall have performed and
                 -------------------------
     satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by the Buyer at or prior to the Closing.

          9.1.3  Officer's Certificate.  At the Closing, the Buyer shall furnish
                 ---------------------
     to the Sellers a certificate signed by the President or any Vice President of the Buyer, dated the Closing Date, to the effect that the conditions specified in Sections 9.1.1 and 9.1.2 hereof have been satisfied.

     9.2  Payment of BCC Debt, etc.  The Buyer shall have paid or made
          ------------------------
arrangements satisfactory to Sellers to pay in full on the Closing Date all BCC Debt and PNC Debt then outstanding and all accrued but unpaid obligations of any Iron Age Company owed to BCC ISI as of the Closing Date relating to the services described in
Section 7.6 hereof.

     9.3   Legality; Government Authorization; Litigation.  The Sellers'
           ----------------------------------------------
consummation of the transactions contemplated hereby shall not be prohibited by any Legal Requirement, and all necessary filings, if any, pursuant to the HSR Act shall have been made and all applicable waiting periods thereunder shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing by any Person other than a party hereto, or instituted by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby, the result of which would prevent or make illegal the consummation any such transaction or could otherwise have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated hereby.

     9.4   Opinion of Counsel.  The Buyer shall have furnished the Sellers with
           ------------------
the favorable opinion of Ropes & Gray dated the Closing Date with respect to the matters set forth in Exhibit 9.4.

     9.5   General.  All corporate proceedings required to be taken by the Buyer
           -------
in connection with the transactions contemplated by this Agreement shall have been taken. The Sellers shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as the Sellers may reasonably request in connection with the transactions contemplated hereby.

10.  EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS.

     10.1. Employment of Affected Employees.  Buyer shall cause the Iron Age
           --------------------------------
Companies to employ on the Closing Date, at the same rate of pay as in effect immediately preceding the Closing Date, all Affected Employees. The Sellers shall not retain any obligations or liabilities with respect to any benefits or wages, regardless of whether such benefits or wages were accrued (or relate to claims incurred) prior to, on or after the Closing Date, with respect to Affected Employees. Except as set forth on Schedule 10.1, no Iron Age Company
                                            -------------
or Seller (or any of their Affiliates) has agreed or is committed to make to any Affected Employee any payment contingent upon or otherwise in connection with this Agreement or any of the transactions contemplated hereby. Except as set forth on Schedule 10.1, no obligation or liability to any Affected Employee will
         -------------
be triggered or otherwise made
effective solely by the execution and delivery of this Agreement and the consummation of sale of the Shares, Warrants and Options hereunder.

     10.2.  Substantially Equivalent Benefits. With respect to the Company Plans
            ---------------------------------
in effect immediately prior to the Closing Date, Buyer shall for a period of no less than one year following the Closing Date continue to provide or cause to be provided such plans, programs, agreements or arrangements on behalf of the Affected Employees so as to provide, in the aggregate, employee benefits which are substantially equivalent to the benefits provided to such individuals under the Company Plans immediately prior to the Closing Date; provided, however, that
                                                         --------  -------
in no event shall such benefits in the aggregate be less than the benefits provided to other similarly situated employees of Buyer and, provided, further
                                                             --------  -------
that the foregoing shall not limit the obligation of any Iron Age Company to maintain a plan which, pursuant to an existing contract, must be maintained for a period longer than one year. Notwithstanding the foregoing, Buyer shall maintain or cause to be maintained for a period of not less than one year following the Closing Date severance and benefit continuation arrangements for the Affected Employees no less favorable to the Affected Employees than those in effect immediately prior to the Closing Date and shall assume sole responsibility for the payment of severance and benefit continuation benefits to any Affected Employee whose employment with Buyer or with the Company or any of its Subsidiaries is terminated on or after the Closing Date.

     10.3.  WARN. The Buyer shall indemnify the Sellers and their Affiliates and
            ----
defend and hold each of them harmless from and against any Losses which may be incurred by any of them under WARN, or any state plant closing or notification law, or otherwise, arising out of, or relating to, any actions taken by the Buyer or the Company on or after the Closing Date.


     10.4.  Third-Party Rights. No provision of this Section 10 shall create any
            ------------------
third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof), of the Company or any Subsidiaries of the Company in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever.

     10.5.  Indemnity. Buyer agrees to indemnify the Sellers and their
            ---------
Affiliates and defend and hold the Sellers and their Affiliates harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including without limitation costs of collection, attorney's fees and other costs of defense) arising out of any claims by or in respect of any Affected Employee (or such Affected Employee's successors or assigns) with respect to any of the obligations or liabilities assumed by Buyer or retained by the Company hereunder or any other events arising out of matters that occur on or after the Closing Date.

11.  INDEMNIFICATION.

     11.1.  Indemnification. Subject to the terms of this Section 11, each of
            ---------------
the Sellers (each in its capacity as an indemnifying party, an "Indemnifying
                                                                ------------
Party"), for itself only and not jointly in the case of the indemnification
-----
provided in Section 11.1.1(i) and 11.1.1(iii) below, and jointly and severally in the case of the indemnification provided in Section 11.1.1(ii) below, agrees to indemnify Buyer, its officers, directors, employees, agents and Affiliates, other than any officer, director, employee, agent or Affiliate who is also a Seller (each in its capacity as indemnified party, a "Buyer Indemnitee" or an
                                                      ----------------
"Indemnitee") and hold each of such Buyer Indemnitees harmless, and the Buyer
 ----------
(in its capacity as indemnifying party, an "Indemnifying Party") agrees to
                                            ------------------
indemnify each of the Sellers, its officers, directors, employees, agents and Affiliates (each in its capacity as indemnified party, a "Seller Indemnitee" or an "Indemnitee") and hold each of such Seller Indemnitees harmless, from,
    ----------
against and in respect of any and all Losses arising from or related to any of the following:

          11.1.1.  The Sellers. In the case of each Seller as an Indemnifying
                   -----------
     Party (i) any breach of any representation or warranty made by such Seller in this Agreement; (ii) any breach of any representation or warranty made by the Company in this Agreement or any breach occurring on or before the Closing of any covenant or agreement contained in this Agreement which is to be performed by the Company; or (iii) any breach or violation of any covenant or agreement contained in this Agreement which is to be performed by such Seller.

          11.1.2   The Buyer. In the case of the Buyer as Indemnifying Party (i)
                   ---------
     any breach of any representation or warranty made by or on behalf of the Buyer in this Agreement; or (ii) any breach or violation of any covenant or agreement contained in this Agreement which is to be performed by or on behalf of the Buyer.

     For purposes of indemnification under Section 11.1.1, other than with respect to the breach of the representations and warranties contained in Sections 5.2.2 (with respect to the first sentence thereof), 5.3.2(c) and 5.7(b) and 5.7(j), any breach of any representation or warranty by the Sellers or the Company contained in this Agreement shall be deemed to constitute a breach of such representation or warranty notwithstanding any limitation or qualification as to materiality set forth in such representation or warranty, it being the intention of the parties hereto that the limitation contained in the first sentence of Section 11.3 substitute for any such limitation or qualification as to materiality and that the Buyer Indemnitees shall be indemnified and held harmless from and against any and all Losses arising out of or based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect subject to the limitations imposed in Section 11.3 or elsewhere in this
Section 11.

     11.3.  Time Limitation on Indemnification.  No claim may be made or suit
            ----------------------------------
instituted by any Buyer Indemnitee under any provision of this Section 11 after May 15, 1998 except for Reserved Claims. No claim may be made or suit instituted by any Seller Indemnitee against the Buyer under any provision of this Section 11 after May 15, 1998 except for: (i) claims by any Seller Indemnitee pursuant to Section 10 hereto and (ii) Reserved Claims. The term "Reserved Claims" shall mean (i) all claims as to which any Indemnitee has given
----------------
any Indemnifying Party written notice (describing with reasonable specificity the amount and basis of such claims) on or prior to May 15, 1998 and (ii) all claims for Losses as a result of the breach of any representation or warranty contained in Section 4.4, Section 5.11 or Section 5.12; provided, however, that
                                                        --------  -------
no claim may be made or suit instituted in respect of any breach of any representation or warranty contained in Section 5.11 or Section 5.12 after the statute of limitations (determined without regard to any extensions thereof) applicable to the underlying Tax or ERISA matter in question shall have expired.

     11.3.  Monetary Limitations on Indemnification.  Indemnifying Parties shall
            ---------------------------------------
not have any obligation to indemnify any Buyer Indemnitee under Section 11.1.1 (other than the representations and warranties contained in Sections 4.4, 5.11, 5.12(e) and 5.13) unless the aggregate cumulative total of all Losses incurred by any Buyer Indemnitee with respect thereto exceeds three million dollars ($3,000,000) whereupon the Buyer Indemnitees shall be entitled to indemnification for such Losses but only to the extent that the aggregate cumulative total of such Losses exceeds three million dollars ($3,000,000). Notwithstanding any other provision of this Agreement the total maximum aggregate indemnification for all claims pursuant to Section 11.1.1 (other than with respect to the breach of the representations and warranties contained in Sections 4.4, 5.11, 5.12(e) and 5.13) shall not exceed ten million dollars

($10,000,000) for all Sellers as a group; provided, however, that, in addition
                                          --------  -------
to the foregoing aggregate limit, (a) with respect to claims pursuant to Section 11.1.1(ii) each Seller shall only be liable in respect of a portion of the aggregate joint and several indemnification obligation with respect thereto equal to the Seller's Percentage thereof set forth opposite such Seller's name on Schedule 1 hereto, and (b) each Seller's aggregate obligation under this
   ----------
Section 11 shall in no event exceed such Seller's Percentage of the Cash Consideration; provided, further, however that in the event that a claim for
               --------  -------  -------
indemnification is made by any Buyer Indemnitee with respect to Losses incurred as a result of the breach of any representation or warranty contained in Section 4.4, Section 5.11, Section 5.12(e) or Section 5.13 which claim would cause the aggregate obligation of a Seller which is a holder of BCC Debt under this
Section 11 to be in excess of such Seller's Percentage of the Cash Consideration, each such Seller that is a holder of BCC Debt shall be liable in respect of a portion of such excess (the "Excess Amount") in an amount equal to
                                          -------------
the product obtained by multiplying (x) the percentage of total BCC Debt held by such Seller, by (y) the Excess Amount, but in no event shall the total
             --
obligation of any holder of BCC Debt under this provision exceed the sum of (x) the Seller's Percentage of such holder of the Cash Consideration, plus (y) the
                                                                  ----
amount of BCC Debt held by such Seller.

     11.4. Third Party Claims, etc.  Promptly after (a) becoming aware of any
           -----------------------
fact, occurrence or event which may give rise to a claim for indemnification under this Section 11 or (b) the receipt by any Indemnitee of notice of the commencement of any action or other claim against such Indemnitee by a third party, such Indemnitee shall, if a claim with respect thereto is or may be made against any Indemnifying Party pursuant to this Section 11, give such Indemnifying Party written notice of the nature and basis of such claim; provided that the failure of an Indemnitee to give prompt notice in the manner provided herein shall not relieve any Indemnifying Party of its obligations under this Section 11, (i) unless such Indemnifying Party is actually prejudiced by such failure to give prompt notice or (ii) except as provided in Section 11.2 hereof. Prior to the thirtieth day after receipt by the Indemnifying Party of a notice from the Indemnitee with respect to the commencement of an action or other claim by a third party, the Indemnitee will defend against such claim (provided that the Indemnitee shall not settle such claim). The Indemnifying Parties shall have the right to defend such claim, at the Indemnifying Parties' expense and with counsel of their choice reasonably satisfactory to the Indemnitee, provided that the Indemnifying Parties so notify the Indemnitee within 30 days after receipt of such notice. So long as the Indemnifying Parties are conducting the defense of such claim as provided in the previous sentence, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in defense of such claim, and the Indemnifying Parties will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of each Indemnitee, which consent shall not be unreasonably withheld. In the event the Indemnifying Parties do not assume defense of such claim as so provided, (x) the Indemnitee shall defend against such claim provided that the Indemnitee shall not settle such claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld and (y) the Indemnifying Parties will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Section 11. Regardless of which party shall assume the defense of such claim, each party shall provide to the other parties on request all information and documentation reasonably necessary to support and verify any Losses which give rise to such claim for indemnification and shall provide reasonable access to all books, records and personnel in their possession or under their control which would have a bearing on such claim.

     11.5. Certain Other Indemnity Matters. (a) The sole and exclusive remedies
           -------------------------------
of each Buyer Indemnitee (i) from and after the Closing, with respect to any and all claims relating to the subject matter of this Agreement, and (ii) prior to the Closing, with respect to breaches of the representations and warranties contained in Sections 4 or 5 hereof, shall be pursuant to the indemnification provisions set forth in this Section 11 and, with respect to the matters referred to in (ii), termination of this Agreement in accordance with Section 13 hereof; provided, however, that injunctive relief shall be available to the
        --------  -------
parties with respect to breaches of the covenant contained in Section 7.2. In furtherance of the foregoing, the Buyer hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert and to cause each of the other Buyer Indemnitees not to assert in any action or proceeding of any kind, any and all rights, claims and causes of action it may now or hereafter have against the Sellers other than claims for indemnification asserted as permitted by and in accordance with the provisions set forth in this Section 11 (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or other Legal Requirements).

     (b) No party shall in any event be liable under this Section 11, and no claim for indemnification may in any event be asserted under this Section 11, for any consequential damages by reason of a breach of any representation or warranty.

     (c) Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs, (i) no claim for indemnification may be asserted by any Buyer Indemnitee against any Seller under this Section 11 if any fact, event or circumstance giving rise to such claim was discovered by or known to any Buyer Indemnitee on or before the Closing Date and

(ii) no claim for indemnification may be asserted by any Seller Indemnitee against the Buyer under this Section 11 with respect to any matter discovered or known to any Seller Indemnitee on or before the Closing Date.

     (d) Upon making any payment to an Indemnitee for any indemnification claim pursuant to this Section 11, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnitee may have against other Persons with respect to the subject matter underlying such indemnification claim.

 12. CONSENT TO JURISDICTION; JURY TRIAL WAIVER.

     12.1. Consent to Jurisdiction.  Each party to this Agreement, by its
           -----------------------
execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof (ii) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Subsidiaries to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14.7 hereof is reasonably calculated to give actual notice.

     12.2. WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
           --------------------
WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO

WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE SELLERS THAT THIS SECTION 12.2 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE SELLERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
SECTION 12.2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

 13. TERMINATION.

     13.1. Termination of Agreement.  This Agreement may be terminated by the
           ------------------------
parties only as provided below:

           (a) The Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing.

           (b) The Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event any Seller or the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, the Buyer has notified the breaching party of the breach and such breach has continued without cure for a period of 30 days after the notice of breach and there is a reasonable likelihood that such breach will result in an inability of the breaching party to satisfy the conditions set forth in Section 8.1.

           (c) The Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, the Sellers have notified the Buyer of the breach and such breach has continued without cure for a period of 30 days after the notice of breach and there is a reasonable likelihood that such breach will result in an inability of the Buyer to satisfy the conditions set forth in Section 9.1.

           (d) By the Sellers or the Buyer on or after February 15, 1997 (the "Final Termination Date") if the Closing of the transactions contemplated by this Agreement shall not have occurred by such date.

     13.2. Effect of Termination.  In the event of the termination of this
           ---------------------
Agreement pursuant to Section 13.1, all obligations of the parties hereunder (other than obligations under Sections 7.2, 12, 14 and this Section 13, which shall survive termination) shall terminate without any liability of any party to any other party; provided, however, that no termination pursuant to clause (b),
                 --------  -------
(c) or (d) of Section 13.1 shall relieve any party from any liability arising from or relating to any breach by such party prior to termination.

     13.3. Time of Essence.  Time is and shall be of the essence in this
           ---------------
Agreement.

14.  MISCELLANEOUS.

     14.1. Entire Agreement; Waivers.  This Agreement constitutes the entire
           -------------------------
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter, other than (i) the Confidentiality Agreement (which shall survive execution and delivery of this Agreement and shall survive any termination of this Agreement but shall terminate upon consummation of the Closing) and (ii) any agreements among the Sellers' Representative and/or any of the Sellers, which agreements shall neither amend nor modify the terms of this Agreement. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Buyer, and (ii) in the case of a waiver by the Sellers, by each of the Sellers bound thereby.

     14.2. Amendment or Modification.  Except as set forth in Section 7.4.4 the
           -------------------------
parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Buyer and the Sellers' Representative.

     14.3. Investigation; No Additional Representations.  The Sellers and the
           --------------------------------------------
Company have not made and are not making any representation, warranty, covenant or agreement, express or implied, with respect to the matters contained in this Agreement other than the explicit representations, warranties, covenants and agreements set forth herein. The Buyer acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Business and the Iron Age Companies, (ii) has been furnished with or given adequate access to such information about the Business and the Iron Age Companies as it has requested, and (iii) will not assert and will cause the other Buyer Indemnitees not to assert, except pursuant to Section 11, any claim against the Sellers or any of their respective partners, directors, officers, employees, agents, stockholders, consultants, investment bankers, representatives, controlling persons or an Affiliate of any of the foregoing (or hold the Sellers or any such persons liable) for any inaccuracies, misstatements or omissions with respect to information furnished by the Company, the Sellers or such persons concerning the Business or the Iron Age Companies.

     14.4. Severability.  In the event that any provision hereof would, under
           ------------
applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     14.5. Successors and Assigns.  All of the terms and provisions of this
           ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees and assigns (each of which permitted transferees and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) no transfer or assignment by any party
         --------  -------
hereto shall be permitted (other than to such party's Affiliates) without the prior written consent of the other parties hereto and any such attempted transfer or assignment without consent shall be null and void and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

     14.6. Seller's Representative.  (a) Each of the Sellers hereby appoints
           -----------------------
Butler Capital Corporation ("Sellers' Representative") or its designee (as
                             -----------------------
appointed in writing), as the agent,
proxy, and attorney-in-fact for the Sellers for all purposes under this Agreement (including without limitation full power and authority to act on the Sellers' behalf) to take any action, should it elect to do so in its sole discretion, (i) to consummate the transactions contemplated under this Agreement, (ii) in the event of such consummation, to receive on behalf of the Sellers each of such Seller's Cash Consideration, (iii) to pay out of each Seller's Cash Consideration his or its Seller's Percentage of all costs, expenses and fees incurred by or on behalf of the Sellers in connection with the transactions contemplated by this Agreement and to pay to the Sellers his or its Seller's Percentage of the Cash Consideration, (iv) to conduct or cease to conduct, should it elect to do so in its sole discretion, the defense of all claims against any of the Sellers in connection with this Agreement other than claims under 11.1.1(i) or 11.1.1(iii) of this Agreement, and settle all such claims in its sole discretion on behalf of all the Sellers and exercise any and all rights which the Sellers are permitted or required to do or exercise under this Agreement, and (v) to execute and deliver, should it elect to do so in its sole discretion, on behalf of the Sellers any amendment to this Agreement so long as such amendments shall apply to all parties to this Agreement, and to take all other actions to be taken by or on behalf of the Sellers and exercise any and all rights which the Sellers are permitted or required to do or exercise under this Agreement; provided, however, that (a) the Sellers' Representative
                      --------  -------
shall have no authority to enter into any settlement of any claim under clause
(iv) above or to execute and deliver any amendment to this Agreement under clause (v) above on behalf of above Sellers (the "Individual Sellers") other
                                                  ------------------
than MLA I, MLA II, MLA III, SLA I, SLA II and BCC ISI (collectively, the "BCC
                                                                           ---
Sellers"), without the consent of Donald R. Jensen, (b) the Sellers'
-------
Representative shall have no obligation to conduct any defense or settle any claim or enter into any amendment or take any other action whatsoever on behalf of any Seller under this Section 14.6 or otherwise in its capacity as Sellers' Representative and (c) any settlement entered into or other action taken by any Individual Seller shall be valid only to the extent expressly permitted by this
Section 14.6, and no such settlement or action (whether permitted or not by this Section 14.6) shall bind or otherwise affect the rights or obligations of the Seller's Representative or any BCC Seller. Each of the Sellers hereby agrees not to assert any claim against, and to indemnify and hold harmless Sellers' Representative from and against any and all Losses incurred by, the Sellers' Representative or any of its partners, directors, officers, employees, agents, stockholders, consultants, investment bankers, representatives or controlling persons, or any Affiliate of any of the foregoing, relating to Sellers' Representative's capacity as Sellers' Representative other than such claims or Losses resulting from the Sellers' Representative's gross negligence or wilful misconduct.

     (b) Each Seller hereby unconditionally and irrevocably agrees to pay to the Sellers' Representative, promptly upon request and in any event within 10 days of such request, such Seller's Percentage of any amounts paid by the Sellers' Representative on behalf of the Sellers and agrees to pay its Seller's Percentage of any and all costs and expenses (including counsel and legal fees and expenses) incurred by the Sellers' Representative in connection with the protection, defense, expense or enforcement of any rights under this Agreement. Any and all payments made by any Sellers under this Section 14.6 shall be made free and clear of any present or future taxes, deductions, charges or withholdings and all liabilities with respect thereto.

     14.7. Notices.  Any notices or other communications required or permitted
           -------
hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

       If to any of the Sellers, to     c/o Butler Capital Corporation
       him or it:                       767 Fifth Avenue, 6th Floor
                                        New York, New York  10153
                                        Telecopier: (212) 759-0876
                                        Attention:  Costa Littas

       with a copy to:                  Ropes & Gray
                                        One International Place
                                        Boston, Massachusetts  02110
                                        Telecopier: 617-951-7050
                                        Attention:  R. Newcomb Stillwell

                                                   and

                                        Kirkpatrick & Lockhart LLP
                                        1500 Oliver Building
                                        Pittsburgh, Pennsylvania 15222-2312
                                        Telecopier: 412-355-6501
                                        Attention: J. Richard Lauver

       If to Buyer, to:                 IAH Acquisition Corp.
                                        c/o Fenway Partners, Inc.

                                        152 West 57th Street
                                        59th floor
                                        New York, NY  10019
                                        Telecopier: (212)
                                        Attention: Andrea Geisser

       with a copy to:                  Ropes & Gray
                                        One International Place
                                        Boston, Massachusetts  02110
                                        Telecopier: 617-951-7050
                                        Attention: John Ayer, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) two Business Days after being sent by Federal Express, if sent by Federal Express,
(c) one Business Day after being delivered, if delivered by telecopier and (d) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     14.8. Public Announcements. At all times, no party hereto will issue or
           --------------------
make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. If any party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other parties hereto and such report, statement or release is, in the written opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval by the other parties hereto of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     14.9. Headings, etc. Section and subsection headings are not to be
           -------------
considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

     14.10 Disclosure. Any item listed or described in any Schedule pursuant to
           ----------
any Section of this Agreement shall be deemed to have been listed in or incorporated by reference into each other Schedule where such listing or description would be appropriate.

     14.11. Knowledge. As used herein, knowledge of the Company shall mean the
            ---------
actual knowledge of the Sellers.

     14.12. Third Party Beneficiaries. Except as expressly provided in Section
            -------------------------
11 hereof, nothing in this Agreement is intended or shall be construed to entitle any Person other than Sellers' Representative and other than the parties or their respective transferees and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

     14.13. Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     14.14. Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     14.15. Strict Construction. No rule of strict construction shall apply to
            -------------------
or be used against any party thereto.

     14.16. Expenses.  All costs and expenses (including legal fees and expenses
            ---------
but excluding any payments to Goldman Sachs) incurred by the Sellers or the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company up to an aggregate amount of $300,000 and by the Sellers in respect of any amounts in excess of $300,000; provided, however,
                                                             --------  -------
that in addition to the foregoing the Company shall pay the amounts due to Affected Employees under the letter agreements and plans listed on Schedule 10.1 up to an aggregate of $800,000. All such costs and expenses incurred by the Buyer shall be paid by the Buyer whether or not the transactions contemplated hereby are consummated.

           [The rest of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


     THE COMPANY:             IRON AGE HOLDINGS CORPORATION


                                    By: /s/ Keith A. McDonough
                                       _______________________________
                                       Name:  Keith A. McDonough
                                       Title:  Vice President of Finance
                                               and Chief Financial Officer

     THE SELLERS:              Mezzanine Lending Associates I, L.P.
                               By: Mezzanine Lending Management I, L.P.,
                                   its general partner

                                By: /s/ Costa Littas
                                   ___________________________________ ,
                                   its authorized signatory

                               Mezzanine Lending Associates II, L.P.
                               By: Mezzanine Lending Management II, L.P.,
                                   its general partner

                                By: /s/ Costa Littas
                                   ___________________________________ ,
                                   its authorized signatory

                               Mezzanine Lending Associates III, L.P.
                               By: Mezzanine Lending Management III, L.P.,
                                   its general partner

                                By: /s/ Costa Littas
                                   ___________________________________ ,
                                   its authorized signatory

                               Senior Lending Associates I, L.P.
                               By: Senior Lending Management I, L.P.,
                                   its general partner

                                By: /s/ Costa Littas
                                   ___________________________________ ,
                                   its authorized signatory

                               Senior Lending Associates II, L.P.
                               By: Senior Lending Management II, L.P.
                                   its general partner

                                By: /s/ Costa Littas
                                   ___________________________________ ,
                                   its authorized signatory

                                   /s/ Donald R. Jensen
                                  ____________________________
                                  Donald R. Jensen

                                   /s/ William J. Mills
                                  ____________________________
                                  William J. Mills

                                   /s/ Keith A. McDonough
                                  ___________________________
                                  Keith A. McDonough

                                   /s/ Willie J. Taaffe
                                  ____________________________
                                  Willie J. Taaffe

                                   /s/ Theodore C. Johanson
                                  ____________________________
                                  Theodore C. Johanson

                                   /s/ Kenneth R. Herbaugh
                                  ____________________________
                                  Kenneth R. Herbaugh

                                   /s/ Gary Tousignant
                                  ____________________________
                                  Gary Tousignant

                                   /s/ Richard J. Jones
                                  ____________________________
                                  Richard J. Jones

                                   /s/ Joseph J. Sebes
                                  ____________________________
                                  Joseph J. Sebes

                                   /s/ John C. Engel
                                  ____________________________
                                  John C. Engel

                                   /s/ John F. Mason
                                  ____________________________
                                  John F. Mason

                                   /s/ Max W. Rush
                                  ____________________________
                                  Max W. Rush

                                   /s/ Don H. Stella
                                  ____________________________
                                  Don H. Stella

                                   /s/ James M. Randesi
                                  ____________________________
                                  James M. Randesi

                                   /s/ Raymond M. Lickert
                                  ____________________________
                                  Raymond M. Lickert

                                   /s/ Frank J. Jindra
                                  ____________________________
                                  Frank J. Jindra


                                  BCC Industrial Services, Inc.

                                  By: /s/ Donald E. Cihak
                                     _________________________
                                     a duly authorized officer

     THE BUYER:              IAH ACQUISITION CORP.


                             By: /s/ Andrea Geisser
                                ___________________________
                                Name: Andrea Geisser
                                Title: Vice President

NOTES TO DISCLOSURE SCHEDULES


     These Schedules are being furnished to you in connection with the Iron Age Holdings Stock Purchase Agreement dated December 26, 1996 and among Iron Age Holdings Corporation, the Sellers referred to therein and the Buyer (the "Agreement"). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement. The inclusion of any information in the Schedules shall be deemed not to be an admission or acknowledgment or evidence that such information is required to be listed in the Schedules or is material to the Company or outside the Ordinary Course of Business.

                                                                      SCHEDULE 1

               Selling Shareholders, Shares, Options and Warrants

                                                                                Seller's Percentage
                                                                                ("Seller's Percentage")
                                                                                of Fully Diluted
Selling Shareholder                         Shares     Options/1/  Warrants/1/  Common Shares/2/
-------------------                         ------     ---------  -----------  ----------------
Senior Lending Associates I, L.P.           10,352/3/                                8.87
Senior Lending Associates II, L.P.           5,481/3/                                4.69
Mezzanine Lending Associates I, L.P.         9,652/5/                                8.27
Mezzanine Lending Associates II, L.P.       43,447/4/                               37.22
Mezzanine Lending Associates III, L.P.      26,068/5/                               22.33
BCC Industrial Services, Inc.                                          3,502         3.00
Theodore C. Johanson                           850/1/                                0.73
Donald R. Jensen                             2,760/1/       6,700                    8.10
William J. Mills                               560/1/       1,097                    1.42
Keith A. McDonough                             560/1/       1,097                    1.42
Willie J. Taaffe                                              259                    0.22
Kenneth R. Herbaugh                                           124                    0.11
Gary Tousignant                                               311                    0.27
Richard J. Jones                                              281                    0.24
Joseph J. Sebes                                               390                    0.33
John C. Engel                                                 323                    0.28
John F. Mason                                                 124                    0.11
Max W. Rush                                    730/1/         305                    0.89
Don H. Stella                                  560/1/         625                    1.01
James M. Randesi                                              207                    0.18
Raymond M. Lickert                                            207                    0.18
Frank J. Jindra                                               162                    0.14

As of the Closing Date the Seller's Percentage will be recalculated in accordance with the following formula: Seller's Percentage (Equity Proceeds + Aggregate Exercise Price + Note Proceeds) -Exercise Price - Note Proceeds./6/ For all purposes of the Stock Purchase Agreement the recalculated Seller's Percentage will be the Seller's Percentage.

__________________________
/1/  Shares of Class A Common Stock.

/2/ Assumes the issuance of all Shares and Options and BCC ISI Warrants to purchase 3,502 shares of Class A Common Stock.

/3/  Shares of Class B-1 Common Stock.

/4/  Shares of Class B-2 Common Stock.

/5/  Shares of Class B-3 Common Stock.

/6/ Exercise Price means, as to Sellers who are holders of Options or Warrants, the applicable Exercise Price of Options or Warrants held by such Sellers. The subtraction of the Exercise Price applies only to Sellers who are selling Options or Warrants. The subtraction of Note Proceeds applies only to Sellers who have borrowed money from Iron Age companies.

                                                                    SCHEDULE 4.3

                    Sellers' Exceptions to Non-Contravention


1. Authorization under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                                                  SCHEDULE 5.1.2

                    Company Exceptions to Non-Contravention

1.   All consents required under any Personalty Lease listed on Schedule 5.5.1.

2.   All consents required under any real property Lease listed on Schedule
     5.5.2.

3.   All consents required under any License listed on Schedule 5.6.

4.   All consents required under any Contractual Obligation listed on Schedule
     5.7.

5.   All consents required under any insurance policy listed on Schedule 5.8.

6.   All consents required under any Permit listed on Schedule 5.10.

7.   All consents required under any Company Plan listed on Schedule 5.12.

8. Authorization under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

9. Possibly a letter from the Maine Department of Professional and Financial Regulation Bureau of Insurance acknowledging that the acquisition of the Company by Buyer will not result in a new employer as defined in Title 39-A.M.R.S.A.

                                                                  SCHEDULE 5.1.3


                                 Capital Stock



     According to the terms of the charter documents, any transfer of the stock of Iron Age de Mexico de C.V. ("Iron Age Mexico") is subject to a right of first refusal of the non-selling stockholders of Iron Age Mexico. Iron Age Mexico is an indirect, wholly owned subsidiary of the Company.

Iron Age Corporation Sale Incentive Plan

Falcon Shoe Mfg. Co. Sale Incentive Plan

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Donald R. Jensen

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and William J. Mills

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Keith A. McDonough

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Willie Taaffe

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Theodore Johanson

                                                                  SCHEDULE 5.1.4

                                  Subsidiaries

                                       Jurisdiction of      Foreign            Stock
                                       Incorporation        Qualification      Ownership
                                       -------------        -------------      ---------
Iron Age Holdings Corporation          Delaware             none               See Schedule 1

Iron Age Corporation                  Delaware              See Annex A        Iron Age Holdings
                                                            attached hereto     Corporation

Iron Age Canada Ltd.                  Ontario, Canada       none               Iron Age Corporation

Iron Age Investment Company           Delaware              none               Iron Age Corporation

Falcon Shoe Mfg. Co.                  Maine                 none               Iron Age Corporation

Iron Age de Mexico S.A. de C.V.       Mexico                none               Iron Age Corporation (1%)
                                                                               Iron Age Investment
                                                                                Company (99%)


Liens
-----

Amended and Restated Holdings Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Holdings Corporation and PNC Bank as agent for the banks (the "Banks") named therein.

Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Corporation and PNC Bank as agent for the Banks.

Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Investment Company and PNC Bank as agent for the Banks.

Jensen Stock Pledge Agreement dated as of November 20, 1995 between Donald R. Jensen and Iron Age Corporation.

Rush Stock Pledge Agreement dated as of November 20, 1995 between Max W. Rush and Iron Age Corporation.

Mills Stock Pledge Agreement dated as of November 20, 1995 between William J. Mills and Iron Age Corporation.

McDonough Stock Pledge Agreement dated as of November 20, 1995 between Keith A. McDonough and Iron Age Corporation.

Stella Stock Pledge Agreement dated as of November 20, 1995 between Don H. Stella and Iron Age Corporation.

                                                                  SCHEDULE 5.1.4

                             Annex A
                             -------
Iron Age Corporation
--------------------

     Alabama
     Arizona
     California
     Colorado
     Connecticut
     District of Columbia
     Florida
     Georgia
     Illinois
     Indiana
     Iowa
     Kentucky
     Louisiana
     Maine
     Maryland
     Massachusetts
     Michigan
     Minnesota
     Mississippi
     Missouri
     Nevada
     New Jersey
     New Mexico
     New York
     North Carolina
     North Dakota
     Ohio
     Oklahoma
     Oregon
     Pennsylvania
     Puerto Rico
     South Carolina
     South Dakota
     Tennessee
     Texas
     Utah
     Vermont
     Virginia
     Washington
     West Virginia
     Wisconsin
     Wyoming

                                                                  SCHEDULE 5.2.2



                            Character of Financials
                            -----------------------


A decrease in rate of depreciation (decrease first effective for fiscal year ended January 31, 1997) relating to molds and dyes and/or similar property, reducing the aggregate annual charge relating to such items by not more than $100,000.

All year-end and audit adjustments relating to the Stock Purchase Agreement and the transactions contemplated thereby.

                                                                  SCHEDULE 5.2.3

                                  Liabilities


See attached.

                                                                  SCHEDULE 5.3.1

                Accounting Changes Since the Balance Sheet Date

                                     None

                                                                  SCHEDULE 5.3.2

               Changes in Condition Since the Balance Sheet Date


          As discussed in the management presentations to the Buyer, since October 31, 1996, future sales volume with L.L. Bean as it relates to products other than hunting products is uncertain at this point. In 1996 sales to L.L. Bean were $750,000, projected sales, for L.L. Bean for 1997 are now $200,000.

                                                                    SCHEDULE 5.4

                             Environmental Matters


Matters referred to in the Environmental Audit of Pennsylvania House Property, 240 North Avenue, Penn Yan, New York, 14527 prepared for Donald Jensen, Iron Age Corporation, 2406 Woodmere Drive, Pittsburgh, Pennsylvania, 15205 prepared by Lozier Architects-Engineers, 1050 Pittsford-Victor Road, Pittsford, New York, 14534, dated September 1991.

Matters referred to in the Environmental Assessment of Falcon Shoe Mfg. Co., 2 Cedar Street, Lewiston, Maine, prepared for Ropes & Gray on behalf of Iron Age Holdings Corporation by ICF Kaiser.

                                                                  SCHEDULE 5.5.1
                               Personal Property
                               -----------------

Liens
-----

Amended and Restated Security Agreement dated as of January 27, 1995 between Falcon Shoe Mfg. Co. and PNC Bank as agent for the Banks.

Security Agreement (Revolving Credit Note) dated as of January 27, 1995 between Falcon Shoe Mfg. Co. and PNC Bank as agent for the Banks.

Amended and Restated Security Agreement dated as of January 27, 1995 between Iron Age Corporation and PNC Bank as agent for the Banks.

Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Corporation and PNC Bank as agent for the Banks.

Amended and Restated Holdings Pledge Agreement dated as of January 27, 1995 between Iron Age Holdings Corporation and PNC Bank, as agent.

Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Investment Company and PNC Bank as agent for the Banks.

Amcom Security Agreement covering two leased copiers.

CIT Group/Amplicon Leasing Security Agreement covering leased equipment relating to the Mobile Point-of-Sale (POS) System.

Iron Age Corporation
--------------------

Summary of Shoemobile Leases (Exhibit A attached hereto).

Master Lease Agreement dated May 6, 1996 between GE Capital Fleet Services and Iron Age Corporation.

Summary of Automobile Leases (Exhibit B attached hereto).

Master Lease Agreement dated November 1, 1993 between Amplicon, Inc. and Iron Age Corporation.

Falcon Shoe Mfg. Co.
--------------------

W.L. Gore Associates, Inc. Lease dated February 23, 1996.

W.L. Gore Associates, Inc. Lease.

W.L. Gore Associates, Inc. Lease dated October 24, 1996.

W.L. Gore Associates, Inc. Lease dated June 24, 1993.

Iron Age Canada, Ltd.
---------------------

Summary of Automobile Leases (Exhibit C attached hereto).

EXHIBIT A          Summary of Shoemobile Leases
                   ----------------------------


----------------------------------------------------------------------------
                                                             Total Principal
                                                             Payments REM. @
 Truck #      Truck Make/Type     Lease Date    Cap Cost       11/01/96
----------------------------------------------------------------------------
920282093  92 Ford F800 Series    14-Jan-92      30,904.58          1,062.91
----------------------------------------------------------------------------
920282173  92 Ford F800 Series    14-Jan-92      30,904.58          1,062.91
----------------------------------------------------------------------------
920287213  92 Ford F800 Series    19-Mar-92      30,833.33          2,703.87
----------------------------------------------------------------------------
920287303  92 Ford F800 Series    19-Mar-92      30,833.33          2,703.87
----------------------------------------------------------------------------
920300763  92 Ford F800 Series    16-Jul-92      30,833.33          4,936.19
----------------------------------------------------------------------------
920300843  92 Ford F800 Series    28-Jul-92      30,833.33          4,936.19
----------------------------------------------------------------------------
920331303  92 Ford F800 Series    29-Jul-92      31,327.26          5,015.27
----------------------------------------------------------------------------
920304593  92 Ford F800 Series    02-Oct-92      30,833.33          6,052.45
----------------------------------------------------------------------------
920304673  92 Ford F800 Series    02-Oct-92      30,833.33          6,052.45
----------------------------------------------------------------------------
930281993  92 Ford F800 Series    03-Dec-92      29,762.32          6,949.57
----------------------------------------------------------------------------
930278343  93 Ford F800 Series    10-Feb-93      29,399.82          8,011.32
----------------------------------------------------------------------------
930293143  93 Ford F800 Series    26-Jan-93      29,847.32          8,133.47
----------------------------------------------------------------------------
930293223  93 Ford F800 Series    11-Feb-93      29,847.32          8,133.47
----------------------------------------------------------------------------
930295783  93 Ford F800 Series    01-Mar-93      29,847.32          8,703.56
----------------------------------------------------------------------------
930295863  93 Ford F800 Series    24-Feb-93      29,847.32          8,703.56
----------------------------------------------------------------------------
930307973  93 Ford F800 Series    17-Mar-93      29,847.32          9,273.65
----------------------------------------------------------------------------
930314913  93 Ford F800 Series    15-Apr-93      29,847.32          9,273.65
----------------------------------------------------------------------------
930315053  93 Ford F800 Series    14-Apr-93      29,847.32          9,273.65
----------------------------------------------------------------------------
930322853  93 Isuzu Truck         04-May-93      32,640.00         10,764.48
----------------------------------------------------------------------------
930938113  94 Ford F800 Series    24-Jun-93      29,847.32         10,983.92
----------------------------------------------------------------------------
930938373  94 Ford F800 Series    24-Jun-93      29,847.32         10,983.92
----------------------------------------------------------------------------
930308013  94 Ford F800 Series    08-Jul-93      29,847.32         10,983.92
----------------------------------------------------------------------------
940E1073   94 Ford F800 Series    07-Oct-93      30,130.70         12,814.61
----------------------------------------------------------------------------
940E1091   94 Ford F800 Series    27-Oct-93      30,130.70         13,390.10
----------------------------------------------------------------------------
940E1183   94 Ford F800 Series    18-Mar-94      30,663.70         16,708.76
----------------------------------------------------------------------------
940E1184   94 Ford F800 Series    18-Mar-94      30,663.70         16,708.76
----------------------------------------------------------------------------
940E1195   94 Ford F800 Series    18-Mar-94      30,663.70         16,708.76
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                             Total Principal
                                                              Payments REM.
Truck #     Truck Make/Type       Less Date      Cap Cost      @ 11/01/96
----------------------------------------------------------------------------
----------------------------------------------------------------------------
940E1196   94 Ford F800 Series    18-Mar-94      30,663.70         16,708.76
----------------------------------------------------------------------------
940E1139   94 Ford F800 Series    23-Mar-94      30,408.33         16,569.46
----------------------------------------------------------------------------
940E1230   94 Ford F800 Series    17-May-94      26,164.11         16,919.42
----------------------------------------------------------------------------
950E1378      95 Ford F800        04-Oct-94      34,417.55         23,414.23
----------------------------------------------------------------------------
950E1286      95 Ford F800        16-Dec-94      31,315.00         23,047.88
----------------------------------------------------------------------------
950E1341      95 Ford F800        16-Dec-94      29,575.00         22,051.20
----------------------------------------------------------------------------
950E1285      95 Ford F800        01-Nov-94      31,315.00         21,695.08
----------------------------------------------------------------------------
950E1434   95 INTH 4700 4X2       29-Dec-94      34,285.26         35,567.62
----------------------------------------------------------------------------
990E1340      95 Ford F800        28-Feb-95      27,883.04         26,322.00
----------------------------------------------------------------------------
95331497   95 INTH 4700 4X2       01-Mar-95      33,503.94         32,968.00
----------------------------------------------------------------------------
   00358   95 INTH 4700 4X2       27-Apr-95      33,503.94         34,616.40
----------------------------------------------------------------------------
   00359   95 INTH 4700 4X2       16-May-95      33,503.94         35,453.50
----------------------------------------------------------------------------
   00360   95 INTH 4700 4X2       19-Jul-95      33,503.94         38,440.36
----------------------------------------------------------------------------
95331449   95 GMCX C7HO42         07-Jun-95      31,481.28         32,624.53
----------------------------------------------------------------------------
95331450   95 GMCX C7HO42         07-Jun-95      31,481.28         32,624.53
----------------------------------------------------------------------------
   00361   95 INTH 4700 4X2       12-Sep-95      33,912.77         38,063.62
----------------------------------------------------------------------------
   00362   95 INTH 4700 4X2       12-Sep-95      33,503.94         38,063.62
----------------------------------------------------------------------------
   00365   96 INTH 4700 4X2       04-Feb-96      34,567.25         47,703.00
----------------------------------------------------------------------------
   00366   96 INTH 4700 4X2       04-Feb-96      34,567.25         47,703.00
----------------------------------------------------------------------------
   00367   96 INTH 4700 4X2       19-Jun-96      34,361.08         41,176.00
----------------------------------------------------------------------------
   00368   96 INTH 4700 4X2       12-Aug-96      34,361.08         41,176.00
----------------------------------------------------------------------------
   00369      on order                *          34,851.40            n/a
----------------------------------------------------------------------------
   00370      on order                *          34,851.40            n/a
----------------------------------------------------------------------------
   00371      on order                *          35,249.20            n/a
----------------------------------------------------------------------------
   00372      on order                *          35,249.20            n/a
----------------------------------------------------------------------------
                                              2,760,549.63        893,937.45
----------------------------------------------------------------------------

EXHIBIT B                Summary of Automobile Leases
                         ----------------------------

-------------------------------------------------------------
                                               TOTAL OF PYMTS
      UNIT NUMBER     COST    DATE IN SERVICE      REM. @
                                                  1/27/97
-------------------------------------------------------------
1     91-035082-3  13,304.88         09/30/91            0.00
-------------------------------------------------------------
2     91-035091-3  13,498.68         09/30/91            0.00
-------------------------------------------------------------
3          91-645  14,172.89         04/17/91            0.00
-------------------------------------------------------------
4     91-037816-3  13,987.41         10/18/91            0.00
-------------------------------------------------------------
5       91-037841  16,080.78         10/15/91            0.00
-------------------------------------------------------------
6     92-031471-3  14,220.59         10/18/91            0.00
-------------------------------------------------------------
7     92-031501-3  15,356.10         10/22/91            0.00
-------------------------------------------------------------
8     92-032273-3  14,180.55         04/23/92            0.00
-------------------------------------------------------------
9     92-032737-3  15,112.09         06/16/92          515.41
-------------------------------------------------------------
10    92-032818-3  14,585.02         07/14/92          497.48
-------------------------------------------------------------
11    92-032826-3  13,953.40         07/29/92          800.98
-------------------------------------------------------------
12    92-033121-3  14,099.46         08/04/92          809.22
-------------------------------------------------------------
13    92-099611-3  14,410.56         09/30/92        1,498.61
-------------------------------------------------------------
14    93-028377-3  15,545.78         11/12/92        1,979.00
-------------------------------------------------------------
15    93-028385-3  15,858.94         11/22/92        2,388.23
-------------------------------------------------------------
16    93-028393-3  14,650.29         11/04/92        1,865.04
-------------------------------------------------------------
17    93-028407-3  14,650.29         11/13/92        1,865.04
-------------------------------------------------------------
18    93-029471-3  15,845.96         12/03/92        2,386.58
-------------------------------------------------------------
19      93-031394  13,470.60         02/15/93        2,656.38
-------------------------------------------------------------
20      93-031424  13,897.64         02/11/93        2,740.52
-------------------------------------------------------------
21      93-032005  14,970.81         04/09/93        3,700.93
-------------------------------------------------------------
22      93-032218  14,013.35         04/21/93        3,781.39
-------------------------------------------------------------
23      93-032277  14,542.14         04/26/93        3,958.29
-------------------------------------------------------------
24      93-093497  14,517.97         05/13/93        2,186.54
-------------------------------------------------------------
25     93-OE1004   18,086.96         06/08/93        5,375.35
-------------------------------------------------------------
26     93-OE1012   27,511.58         06/04/93        8,176.47
-------------------------------------------------------------
27     93-OE1016   14,528.37         06/24/93        4,680.96
-------------------------------------------------------------
28     93-OE1031   15,483.00         07/30/93        5,375.67
-------------------------------------------------------------

----------------------------------------------------------------
                                                  TOTAL OF PYMTS
      UNIT NUMBER     COST       DATE IN SERVICE       REM.@
                                                      1/27/97
----------------------------------------------------------------

----------------------------------------------------------------
29     93-OE1074   16,644.27         08/19/93           6,194.92
----------------------------------------------------------------
30     94-OE1169   18,075.98         11/04/93           7,631.66
----------------------------------------------------------------
31     94-OE1177   17,235.65         11/17/93           7,707.86
----------------------------------------------------------------
32     94-OE1179   15,651.90         12/01/93           6,999.46
----------------------------------------------------------------
33     94-OE1185   15,940.56         11/22/93           7,128.65
----------------------------------------------------------------
34     94-OE1231   15,559.23         05/20/94           9,501.92
----------------------------------------------------------------
35     94-OE1232   17,280.33         05/27/94          10,554.67
----------------------------------------------------------------
36     94-OE1254   27,484.90         03/22/94          15,315.03
----------------------------------------------------------------
37     94-OE1271   16,689.04         04/14/94           9,222.55
----------------------------------------------------------------
38     94-OE1309   23,576.94         06/27/94          15,122.24
----------------------------------------------------------------
39     94-OE1315   14,904.90         07/07/94           9,559.94
----------------------------------------------------------------
40     94-OE1335   16,444.74         08/26/94          11,586.79
----------------------------------------------------------------
41     95-OE1338   16,034.04         09/09/94          11,364.71
----------------------------------------------------------------
42     95-OE1397   19,214.16         10/24/94          13,753.33
----------------------------------------------------------------
43     95-OE1431   16,884.06         12/22/95          13,476.79
----------------------------------------------------------------
44     95-695      11,997.84         02/01/95           5,998.92
----------------------------------------------------------------
45     95-696      15,343.96         02/02/95          13,198.78
----------------------------------------------------------------
46     95-697      17,567.81         02/08/95          15,132.65
----------------------------------------------------------------
47     95-698      17,123.72         03/02/95          15,271.01
----------------------------------------------------------------
48     95-699      16,509.72         03/15/95          14,725.02
----------------------------------------------------------------
49     95-700      18,094.82         04/13/95          14,800.97
----------------------------------------------------------------
50     95-701      26,249.76         06/12/95          19,687.32
----------------------------------------------------------------
51     95-702      17,005.41         06/09/95          16,723.26
----------------------------------------------------------------
52     95-703       9,864.30         08/16/95           7,891.44
----------------------------------------------------------------
53     95-704      12,407.75         10/31/95          13,323.47
----------------------------------------------------------------
54     95-705      16,251.65         10/31/95          18,372.32
----------------------------------------------------------------
55     96-706      25,688.70         12/27/95          30,443.72
----------------------------------------------------------------
56     96-707      17,075.31         05/01/96          20,504.40
----------------------------------------------------------------
57     96-708      17,024.25         04/29/96          20,442.09
----------------------------------------------------------------

-----------------------------------------------------------------
                                                       TOTAL OF
        UNIT NUMBER      COST       DATE OF SERVICE  PYMTS REM. @
                                                       1/27/97
-----------------------------------------------------------------

-----------------------------------------------------------------
58         96-709      16,596.14         05/10/96       19,928.75
-----------------------------------------------------------------
59         96-710      16,885.37         04/29/96       20,276.03
-----------------------------------------------------------------
60         96-711      17,277.20         05/16/96       20,748.84
-----------------------------------------------------------------
61         96-712      18,607.32         05/01/96       18,607.32
-----------------------------------------------------------------
62         96-713      17,026.20         05/06/96       17,026.20
-----------------------------------------------------------------
63         96-714      17,088.93         05/13/96       18,777.12
-----------------------------------------------------------------
64         96-715      17,796.31         07/26/96       20,698.60
-----------------------------------------------------------------
65         96-716      12,530.16         08/01/96       12,530.16
-----------------------------------------------------------------
66         96-717      25,946.76         09/05/96       30,024.42
-----------------------------------------------------------------
67         96-718      On Order                              0.00
-----------------------------------------------------------------
68         96-719      On Order                              0.00
-----------------------------------------------------------------
69         96-720      On Order                              0.00
-----------------------------------------------------------------
70         96-721      29,255.74                        34,014.85
-----------------------------------------------------------------
                                          TOTAL        651,506.27
-----------------------------------------------------------------

EXHIBIT C         Summary of Shoemobile and Automobile Leases
                  -------------------------------------------

Iron Age Canada Ltd. is currently leasing 7 Trucks from Sherway Ford in Canada, and one automobile from GMAC.

-------------------------------------------------------------
                REMAINING       MONTHLY
  TRUCK         LIABILITY       PAYMENT      EXPIRATION
-------------------------------------------------------------
1994 Ford       $23,834        $852.15       October 1998
-------------------------------------------------------------
1995 Ford       $31,097        $876.30       July 1999
-------------------------------------------------------------
1995 Ford       $30,419        $876.30       June 1999
-------------------------------------------------------------
1995 Ford       $36,329        $924.90       February 2000
-------------------------------------------------------------
1995 Ford       $36,329        $924.90       March 2000
-------------------------------------------------------------
1996 Ford       $43,740        $975.20       November 2000
-------------------------------------------------------------
1996 Ford       $40,331        $907.36       November 2000
-------------------------------------------------------------

AUTOMOBILE
----------

1995 Buick                      $644.12        May 1998

**Remaining Liability is at 9/28/96
**Monthly Payments total $6337.11 for Trucks

                                                                  SCHEDULE 5.5.2

                                 Real Property


IRON AGE CORPORATION

     Purchase and Sale Contract dated September 16, 1991 between Iron Age Corporation and Pennsylvania House, Inc. for Real Property in the village of Pen Yan, Yates County, New York. Title to the Real Property located in the Village of Pen Yan, Yates County, New York is subject to the exceptions listed on Schedule B of the attached Title Policy.

     Lease Agreement from Yates County Industrial Development Agency to Iron Age Corporation for property in town of Jerusalem, Yates County, New York.

     Lease from Joseph A. Massaro, Jr. and Carolyn C. Massaro for property known as Robinson Plaza Three, Suite 400, Pittsburgh, PA 15205, as amended.

     Retail store leases for the following locations:


ALABAMA                              Iron Age Safety Shoes
                                     3328 S. Garfield Avenue
Iron Age Safety Shoes                Commerce, CA  90040
3696-B Airport Blvd.
Mobile, AL  36608                    Iron Age Safety Shoes
                                     1626 Old Bayshore Hwy.
ARIZONA                              San Jose, CA  95112

Iron Age Safety Shoes                COLORADO/EAST WYOMING
2837 W. McDowell Road
Phoenix, AZ  85009                   Denver Mobile Unit
                                     4952 Ward Road
Iron Age Safety Shoes                Wheat Ridge, CO  80033
2628 E. 22nd Street
Tucson, AZ  85713                    CONNECTICUT/RHODE ISLAND/
                                     METRO NEW YORK
CALIFORNIA
                                     Iron Age Safety Shoes
Iron Age Safety Shoes                321 Boston Post Road
6475 Knott Avenue, Unit 4            Milford, CT  06460
Buena Park, CA  90621

                                Real Property
                                 (continued)


 DELAWARE                              ILLINOIS/METRO CHICAGO

Iron Age Safety Shoes                  Iron Age Safety Shoes
Airport Business Center                11125 Franklin Avenue
243 Quigley Blvd., Suite 7-J           Franklin Park, IL  60131
New Castle, DE  19720
                                       INDIANA
FLORIDA
                                       Iron Age Safety Shoes
Iron Age Safety Shoes                  5320 W. 79th Street
Cypress Creek Industrial Park          Indianapolis, IN  46268
6600 N.W. 12th Avenue
Suite 215                              KANSAS/EASTERN NEBRASKA
Fort Lauderdale, FL  33309
                                       Iron Age Safety Shoes
Iron Age Safety Shoes                  4380 S. Noland Road
5100 E. Broadway                       Independence, MO  64055
Tampa, FL  336119
                                       KENTUCKY
Jacksonville Mobile Unit
Commerce Park                          Iron Age Safety Shoes
4541-7 St. Augustine Road              3101 Fern Valley Rd., Suite
Jacksonville, FL  32207                Louisville, KY  40213

GEORGIA                                LOUISIANA

Iron Age Safety Shoes                  Iron Age Safety Shoes
3240 Peach Orchard Road                11940 Industriplex Blvd.
Augusta, GA  30906                     Suite 7
                                       Baton Rouge, LA 70809
Iron Age Safety Shoes
7681 Southlake Parkway                 MAINE/VERMONT
Suite 750                              NEW HAMPSHIRE
Jonesboro, GA  30236
                                       Iron Age Safety Shoes
ILLINOIS/IOWA                          One Delta Drive
                                       Westbrook, ME  04092
Iron Age Safety Shoes
202 43rd Street                        MARYLAND
Moline, IL  61265
                                       Iron Age Safety Shoes
                                       1667 Knecht Avenue
                                       Suite D Front

                         Real Property
                          (continued)

Baltimore, MD  212276                       NEW JERSEY

MASSACHUSETTS                               Iron Age Safety Shoes
                                            1617 Stelton Road
Iron Age Safety Shoes                       Piscataway, NJ  08854
Heritage Business Park
1200 Millbury St., Suite 7K                 Parsippany Mobile Unit
Worcester, MA  01607                        325 Route 46 East
                                            Parsippany, NJ  07054
Mansfield Mobile Unit
888 South Main St., Rt. 140                 NEW MEXICO
Mansfield, MA  02048
                                            Iron Age Safety Shoes
MICHIGAN                                    2029 Candelaria Road N.E.7
                                            Albuquerque, NM  87107
Iron Age Safety Shoes
4445-D Breton Rd., S.E.                     NEW YORK
Kentwood, MI  49508-8411
                                            Iron Age Safety Shoes
Iron Age Safety Shoes                       D & L Plaza
31036 John R. Street                        5165 Broadway Avenue
Madison Heights, MI  48071                  Depew, NY  14043

MINNESOTA/NORTH DAKOTA/ SOUTH DAKOTA        Iron Age Safety Shoes
                                            1 Keuka Business Park No. 1
Iron Age Safety Shoes                       Route 54A
5155 E. River Road, Suite 415               Penn Yan, NY  14527
Minneapolis, MN  55421
                                            Iron Age Safety Shoes
MISSOURI/SOUTHERN ILLINOIS                  130 Main Street
                                            Penn Yan, NY  14527
Iron Age Safety Shoes
11984 Dorsett Road                          General Electric Plastics
Maryland Heights, MO  63043                 1 Norye Avenue
                                            Selkerk, NY  12158
Independent Mobile Unit
4380 South Nolan Road                       Iron Age Safety Shoes
South Nolan Shopping Center                 241 Vestal Parkway East
Independence, MO  64055                     Vestal, NY  13850

                                 Real Property
                                  (continued)

NORTH CAROLINA                               OREGON

Iron Age Safety Shoes                        Iron Age Safety Shoes
Stock Port Business Park                     711 S.E. Stark Street
2900 Westinghouse Blvd.                      Portland, OR  97214
Suite 112-A
Charlotte, NC  28273                         PENNSYLVANIA

Iron Age Safety Shoes                        York Mobile Unit
701 Carnegie Place                           2133 Industrial Hwy.
Greensboro, NC  27409                        York, PA  17402

Iron Age Safety Shoes                        Iron Age Safety Shoes
Creekstone Crossing                          Eastway Plaza
Service Center                               4245 Buffalo Road
5400 S. Miami Boulevard, Suite 104           Route 20
Morrisville, NC  27560                       Erie, PA  16510

OHIO                                         Iron Age Safety Shoes
                                             4450 Steubenville Pike
Meadowbrook Market Square                    Pittsburgh, PA  15205
22137 Rockside Rd.
Bedford, OH  44146                           PUERTO RICO

Iron Age Safety Shoes                        Iron Age Safety Shoes
2300 Wall Street                             Road #2, Kilometer 44.7
Suite P                                      BO. Cantera #43, Suite 2
Cincinnati, OH  45212                        Manati, PR  00701

Iron Age Safety Shoes                        Iron Age Safety Shoes
1085 Bethel Road                             Avenida Las Americas No. 10
Columbus, OH  43220                          Ponce, PR  00731

OKLAHOMA                                     Caguas Mobile Unit
                                             State Road No. 189, Rm. 4
Oklahoma City Mobile Unit                    Caguas, PR  00726
2506 N. Meridian
Oklahoma City, OK  73107                     SOUTH CAROLINA

Iron Age Safety Shoes                        Iron Age Safety Shoes
10915 E. 31st Street                         795 N. Cashua Drive
Tulsa, OK  74146                             Florence, SC  29501

                                 Real Property
                                  (continued)


Iron Age Safety Shoes                             Iron Age Safety Shoes
Cleveland Village Shopping Ctr.                   11005 Burnet Road
1564 Ashville Highway Suite 106                   Suite 106
Spartanburg, SC  29303                            Austin, TX  78758

General Electric                                  Iron Age Safety Shoes
300 Barrington Road                               1000 Lupo Drive
Greenville, SC  29602                             Dallas, TX  75207

Iron Age Safety Shoes                             Iron Age Safety Shoes
1545 Burnett Drive                                2914 E. Yandell, Suite 1
Columbia, SC  29210                               El Paso, TX  79903

TENNESSEE                                         Iron Age Safety Shoes
                                                  9000 Emmott Road
Goodyear Tire & Rubber Co.                        Houston, TX  77040
3260 Barbam Road
Union City, TN  38281                             Iron Age Safety Shoes
                                                  3903 Fredericksburg Rd.
Iron Age Safety Shoes                             San Antonio, TX  78201
Wilcox Business Center
Unit 2, Building 3                                Pasadena Mobile Unit
920 S. Wilcox Drive                               4111 Fairmont Balcony
Kingsport, TN  37660                              Suite 108
                                                  Pasadena, TX  77504

Iron Age Safety Shoes
3140 Tchulahoma Road                              UTAH/IDAHO/WYOMING/NEVADA
Suite 12
Memphis, TN  38118                                Salt Lake City Mobile  Unit
                                                  2284 South Redwood Road
Iron Age Safety Shoes                             West Valley City, UT  84119
331 Wilhagan Road
Nashville, TN  37217                              VIRGINIA

Knoxville Mobile Unit                             Hoeschst Calabse Corporation
156 West End Avenue                               P.O. Box 440
Farragut, TN  37922                               Pairsburg, VA  24134

TEXAS                                             Goodyear
                                                  2435 Goodyear Blvd.
Longview Mobile Unit                              Danville, VA  24541
1517 Pine Tree Road
Longview, TX  75604

                                 Real Property
                                  (continued)

Norfolk Mobile Unit
Northhampton Business Center
5760 North Hampton Blvd., Suite 112
Virginia Beach, VA  23455

Iron Age Safety Shoes
Popular Forest Center
P.O. Box 1170, Route 5
Forest, VA  24551

WASHINGTON

Seattle Mobile Unit
22030 68th Ave., South
Building A
Kent, WA  98032

WEST VIRGINIA

Iron Age Safety Shoes
202 Park Center Drive
Parkersburg, WV  26101

WISCONSIN

Green Bay Store
Iron Age Safety Shoes
2979 Allied Street
Green Bay, WI  54304

Iron Age Safety Shoes
Unit D
7030 Industrial Loop
Greendale, WI  53129

                                 Real Property
                                  (continued)

2.   IRON AGE CANADA LTD

     Lease Agreement between Von-Land Corporation, Limited and Iron Age Canada, Ltd. for property located at Calgary Bay #204, 255 28 Street, S.E., Calgary, Alberta.

     Lease Renewal Agreement dated November 23, 1995 between Von-Land Corporation, Limited and Iron Age Canada, Ltd.

3.   IRON AGE INVESTMENT COMPANY

     Lease Agreement dated April 1, 1992 between KAP, Inc. and Iron Age Investment Company for the property located at 911 Washington Street, Wilmington, Delaware.

4.   IRON AGE MEXICO

     Lease Agreement dated October, 1994 between Immobillaria Fercam, S.A. de C.V. and Iron Age de Mexico S.A. de C.V. for the property located at Cuidad Juarez, Chihuahua, Mexico.

5.   FALCON

     Lease Agreement dated January 14, 1994 between Robert A. Roy and Falcon Shoe Mfg. Co. for the property located at 2 Cedar Street, Lewiston, ME.

                                                                    SCHEDULE 5.6

                         Intellectual Property Rights

                             IRON AGE CORPORATION

                                U.S. TRADEMARKS
                                ---------------

==============================================================================
TRADEMARK                     REGISTRATION NO.         REGISTRATION DATE
---------                     ----------------         -----------------
------------------------------------------------------------------------------
IRON AGE MAXIMUM & Design           1,671,179               1/7/92
-----------------------------------------------------------------------------
IRON AGE SPORTWORK II               1,677,695               3/3/92
-----------------------------------------------------------------------------
GRABBER                               928,349               2/1/72
-----------------------------------------------------------------------------
FREEDOM TOE                         1,276,282               5/1/84
-----------------------------------------------------------------------------
BF AND DESIGN                       1,077,024               11/8/77
-----------------------------------------------------------------------------
METAPRO                               949,859               1/2/73
-----------------------------------------------------------------------------
SAF-GUARD                           1,082,707               1/17/98
-----------------------------------------------------------------------------
IRON AGE & DESIGN                   1,212,263               10/12/82
-----------------------------------------------------------------------------
IRON AGE                              634,888               9/25/56
-----------------------------------------------------------------------------
MIGHTY TOUGH                        1,919,851               9/19/95
------------------------------------------------------------------------------
MIGHTY TOUGH & Design               1,919,852               9/19/95
==============================================================================


                               U.S. SERVICE MARKS
                               ------------------

=============================================================================
SERVICEMARK                   REGISTRATION NO.         REGISTRATION DATE
-------------                 ----------------         -----------------
------------------------------------------------------------------------------
IRON AGE                            1,966,512               4/9/96
==============================================================================



                            PENDING U.S. TRADEMARKS
                            -----------------------

===============================================================
    TRADEMARK             COUNTRY             REGISTRATION NO.
    ---------             -------             ----------------
---------------------------------------------------------------
DUNHAM DOUBLE                 74/388,256             5/4/93
COVERAGE TOES &
Design
---------------------------------------------------------------
WIDE TRAK                     74/480,274            1/14/94
---------------------------------------------------------------
AMOR-TECH                     74/702,930            7/18/95
---------------------------------------------------------------

                          PENDING U.S. SERVICE MARKS
                          --------------------------

------------------------------------------------------------
     SERVICE MARK            SERIAL NO.          FILING DATE
     ------------            ---------           -----------
------------------------------------------------------------
IRON AGE PLUS                 75/077/5            3/25/96
------------------------------------------------------------


                              FOREIGN TRADEMARKS
                              ------------------

----------------------------------------------------------------
TRADEMARK       COUNTRY      REGISTRATION NO.  REGISTRATION DATE
---------       -------      ----------------  -----------------
----------------------------------------------------------------
IRON AGE         Benelux              488,506            12/7/90
----------------------------------------------------------------
IRON AGE         Canada               223,537            10/7/77
----------------------------------------------------------------
IRON AGE         Germany            1,022,860           11/27/80
----------------------------------------------------------------
IRON AGE         Denmark            2318-1981             9/4/81
----------------------------------------------------------------
IRON AGE         France             1,621,306           11/27/80
----------------------------------------------------------------
IRON AGE         United Kingdom     1,144,205           11/19/80
----------------------------------------------------------------
IRON AGE         Mexico               419,038             3/8/92
----------------------------------------------------------------
IRON AGE         Norway               110,047            12/3/81
----------------------------------------------------------------
IRON AGE         Taiwan               434,908            3/16/89
----------------------------------------------------------------
IRON AGE         China                642,723            5/21/93
----------------------------------------------------------------
IRON AGE         Sweden               176,255            4/16/81
----------------------------------------------------------------
IRON AGE         Hong Kong              04875           12/30/93
----------------------------------------------------------------
IRON AGE         United Kingdom     1,512,133             9/9/92
================================================================


                    PENDING FOREIGN TRADEMARK APPLICATIONS
                    --------------------------------------

---------------------------------------------------------
TRADEMARK      COUNTRY      SERIAL NO.    FILING DATE
---------      -------      ----------    ---------------
---------------------------------------------------------
IRON AGE        Japan         07-080174       8/3/95
---------------------------------------------------------
IRON AGE        Korea          96-12449      3/29/96
---------------------------------------------------------
IRON AGE        Korea          96-12448      3/29/96
---------------------------------------------------------
IRON AGE        Philippines      102856      9/20/95
=========================================================

                         PENDING FOREIGN SERVICE MARKS
                         -----------------------------

------------------------------------------------------
SERVICE MARK      COUNTRY     SERIAL NO.  FILING DATE
------------      -------     ----------  ------------
------------------------------------------------------
IRON AGE          Korea           96-3290      3/29/96
------------------------------------------------------
IRON AGE          Philippines     102,857      9/20/95
======================================================


                          IRON AGE INVESTMENT COMPANY
                          ---------------------------

                             FOREIGN SERVICE MARKS
                             ---------------------

------------------------------------------------
SERVICE MARK    COUNTRY  SERIAL NO.  FILING DATE
------------    -------  ----------  -----------
------------------------------------------------
IRON AGE        Mexico      509,304     10/31/95
================================================


                         PENDING FOREIGN SERVICE MARKS

------------------------------------------------
SERVICE MARK    COUNTRY  SERIAL NO.  FILING DATE
------------    -------  ----------  -----------
------------------------------------------------
IRON AGE        Canada      775,314      2/13/95
================================================


                             FALCON SHOE MFG. CO.

                                U.S. TRADEMARKS
                                ---------------

-------------------------------------------------------------------------
TRADEMARK                             REGISTRATION NO.  REGISTRATION DATE
---------                             ----------------  -----------------
-------------------------------------------------------------------------
CHIEF QUODDY'S MAINE MADE & Design             656,488           12/31/57
-------------------------------------------------------------------------
DUNHAM                                         895,088            7/21/70
-------------------------------------------------------------------------
DUNHAM TYROLEANS                               740,975           11/20/62
-------------------------------------------------------------------------
DUNHAM WAFFLE-STOMPERS                         973,456           11/20/73
-------------------------------------------------------------------------
GREAT FOOTWEAR FOR THE GREAT                 1,119,327            5/29/79
 OUTDOORS
-------------------------------------------------------------------------
THE WAY OF NATURE. . .THRU THE               1,110,565             1/2/79
 HANDS OF MAN
-------------------------------------------------------------------------
RUGGARDS (Stylized)                            419,794             3/5/46
-------------------------------------------------------------------------
TRU-TRAK                                     1,437,386            4/21/87
-------------------------------------------------------------------------
TRUKKERS                                       993,107            9/10/74
-------------------------------------------------------------------------
DUNHAM DOUBLE COVERAGE TOES &                1,855,821            9/27/94
 Design
=========================================================================

                                STATE TRADEMARK
                                ---------------

==============================================================
TRADEMARK       STATE   REGISTRATION NO.  REGISTRATION DATE
--------------------------------------------------------------
DUNHAM         Vermont             4,553       3/29/73
(Stylized)
==============================================================


                              FOREIGN TRADEMARKS

=====================================================================
  TRADEMARK       COUNTRY     REGISTRATION NO.  REGISTRATION DATE
---------------------------------------------------------------------
DUNHAM          Austria                142,074            5/21/92
---------------------------------------------------------------------
DUNHAM          Canada                 225,957            2/10/78
TYROLEANS
---------------------------------------------------------------------
DUNHAM'S        Italy                  259,229            5/30/70
---------------------------------------------------------------------
DUNHAM          Japan                1,620,432            9/29/83
---------------------------------------------------------------------
DUNHAM          Germany              2,027,548             1/5/93
---------------------------------------------------------------------
DUNHAM          Spain                1/683/507             4/3/95
---------------------------------------------------------------------
DUNHAM          Canada                 460,625             8/2/96
---------------------------------------------------------------------
QUODDY          South Africa           815,685             6/6/81
MOCCASINS &
Design
=====================================================================



                    PENDING FOREIGN TRADEMARK APPLICATIONS
                    --------------------------------------

================================================
TRADEMARK    COUNTRY  SERIAL NO.  FILING DATE
------------------------------------------------
DUNHAM       Canada      699,353      2/20/92
------------------------------------------------
AMOR-TECH    Canada      801,437      1/10/96
================================================

                       PENDING U.S. PATENT APPLICATIONS
                       --------------------------------

==========================================================
TITLE                            SERIAL NO.  FILING DATE
----------------------------------------------------------
METHODS AND APPARATUSES FOR      08/543,002     10/13/95
INSULATING AN ARTICLE OF
FOOTWEAR HAVING A PROTECTIVE
TOE CAP
==========================================================

Service Mark License Agreement dated January 29, 1995 between Iron Age Investment Company and Iron Age Canada, Ltd.

Service Mark License Agreement dated January 29, 1995 between Iron Age Investment Company and Iron Age de Mexico S.A. de C.V.

Services Agreement dated January 29, 1995 between Iron Age Investment Company and Iron Age Corporation.

Assignment of Service Mark dated February 14, 1995 between Iron Age Corporation and Iron Age Investment Company.

Assignment of Service Mark dated January 29, 1995 between Iron Age Corporation and Iron Age Investment Company.

License Agreement dated July 25, 1994 (the "Falcon/Gore License Agreement") between Falcon Shoe Mfg. Co. and W.L. Gore & Associates, Inc. ("Gore").

Manufacturing Certification Agreement dated July 25, 1994 (the "Falcon/Gore Manufacturing Agreement") between Falcon Shoe Mfg. Co. and Gore.

License Agreement dated August 15, 1994 between Iron Age Corporation and Gore (the "Iron Age/Gore License Agreement").

                                                                    SCHEDULE 5.7
                            Contractual Obligations

(a)
Employment Agreement among the Company, Iron Age Corporation and Donald R. Jensen dated May 4, 1994.

Employment Agreement among the Company, Iron Age Corporation and Keith A. McDonough dated November 20, 1995.

Employment Agreement among the Company, Iron Age Corporation and William J. Mills dated November 20, 1995.

Employment Agreement among the Company, Iron Age Corporation and Max W. Rush dated November 20, 1995.

Employment Agreement among the Company, Iron Age Corporation and Don H. Stella dated November 20, 1995.

Employment Agreement among Falcon Shoe Mfg. Co. and Theodore C. Johanson dated August 1, 1994.

Johanson Non-Competition Agreement dated August 1, 1994.

Consulting Services Agreement between Iron Age Corporation and BCC Industrial Services, Inc.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Donald R. Jensen.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and William J. Mills.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Keith A. McDonough.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Willie J. Taaffe.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Falcon Shoe Mfg. Co. and Theodore C. Johanson.

Oral agreement to pay Ted Tseng a commission based on per pair of footware sales for footwear exported from China, Korea and Taiwan.

Oral agreement to pay H.H. Brown Company a commission based upon a percentage of "first cost" for footwear exported from China, Korea and Taiwan.

The Hanley Deferred Compensation Agreement dated August 1, 1994 between Falcon Shoe Mfg. Co. and Bruce Hanley.

Key Man Life Insurance Policy for Theodore Johanson.

(b)
Distributor Agreement dated February 25, 1994 between Iron Age Corporation and Deep South Mobile.

Letter Agreement dated May 23, 1995 between Steel Toes Enterprises and Iron Age Corporation.

Letter Agreement dated March 26, 1996 between Blackwood Pacific International and Iron Age Corporation, as amended on September 18, 1996.

(d)
See Schedule 5.14

(e)
Amended and Restated Credit Agreement dated as of January 27, 1995 among Iron Age Corporation and PNC Bank as agent for the banks named therein and related documentation.

Amended and Restated Revolving Credit Note in favor of PNC Bank in the principal amount of up to $10,200,000.

Revolving Credit Note in favor of Society National Bank in the principal amount of up to $6,800,000.

Amended and Restated Term Note in favor of PNC Bank in the principal amount of $6,000,000.

Term Note in favor of Society National Bank in the principal amount of $4,000,000.

Swing Note in favor of PNC Bank in the principal amount of up to $2,000,000.

Promissory Note in favor of Colonial Safety, executed by Iron Age Corporation, in the amount of approximately $150,000.

Acquisition Financing Agreement dated January 29, 1990 between Iron Age Holdings Corporation, Childs Acquisition Corporation, SLA I, MLA I, MLA II and MLA III, as amended, and related documentation.

Promissory Note dated January 30, 1990 in the principal amount of $4,000,000 in favor of Mezzanine Lending Associates I, L.P.

Promissory Note dated January 30, 1990 in the principal amount of $18,005,211 in favor of Mezzanine Lending Associates II, L.P.

Promissory Note dated January 30, 1990 in the principal amount of $10,803,143 in favor of Mezzanine Lending Associates III, L.P.

Senior Note dated October 2, 1990 in the principal amount of $18,881,646 in favor of Senior Lending Associates I, L.P.

Senior Note dated October 2, 1990 in the principal amount of $10,000,000 in favor of Senior Lending Associates II, L.P.

Term Loan in favor of Colonial Safety in the principal amount of $349,231.

Amended and Restated Security Agreement dated as of January 27, 1995 between Falcon Shoe Mfg. Co. and PNC Bank as agent for the Banks.

Security Agreement (Revolving Credit Note) dated as of January 27, 1995 between Falcon Shoe Mfg. Co. and PNC Bank as agent for the Banks.

Amended and Restated Security Agreement dated as of January 27, 1995 between Iron Age Corporation and PNC Bank as agent for the banks named therein.

Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Corporation and PNC Bank as agent for the Banks.

Amended and Restated Holdings Pledge Agreement dated as of January 27, 1995 between Iron Age Holdings Corporation and PNC Bank, as agent for the Banks.

Stock Pledge Agreement dated as of January 27, 1995 between Iron Age Investment Company and PNC Bank as agent for the Banks.

Collateral assignment to the holders of the BCC Debt of Donald Jensen's Key Man Life Insurance Policy.

Amended and Restated Guaranty dated January 27, 1995 by Iron Age Holdings Corporation of the indebtedness of Iron Age Corporation under the PNC Credit Agreement.

Guaranty by Iron Age Holdings Corporation of amounts owing by Iron Age Corporation as lessee under a Lease with Amplicon, Inc.

Guaranty by Iron Age Corporation in favor of Von-Land Corporation pursuant to the Iron Age Canada Lease.

Guaranty and Suretyship dated as of January 27, 1995 by Falcon Shoe Mfg. Co. of the indebtedness of Iron Age Corporation under the PNC Credit Agreement.

Amended and Restated Subsidiary Guaranty and Suretyship Agreement dated as of January 27, 1995 by Iron Age Investment Company of the indebtedness of Iron Age Corporation under the PNC Credit Agreement.

Indemnity Agreement dated June 11, 1991 in favor of Von-Land Corporation, Limited by Iron Age Canada, Ltd.


(f)
Acquisition Financing Agreement dated January 29,1990 between Iron Age Holdings Corporation, Childs Acquisition Corporation, SLA I, MLA I, MLA II and MLA III, as amended, and related documentation.

Stock Purchase Agreement dated December 22, 1989, as amended, among the Seller referred to therein, the Boots Company PLC and Iron Age Holdings Corporation, and related documentation.

Stock Purchase Agreement among Iron Age Holdings Corporation, Theodore C. Johanson, Patricia G. Lundholm and Falcon Shoe Mfg. Co. Employee Stock Ownership Plan Trust dated November 13, 1989, and related documentation.

Asset Purchase Agreement for Airweld and related documentation.

Asset Purchase Agreement for Ohio Safety Shoe Corporation dated February 1, 1991 and related documentation.

Asset Purchase Agreement for Protective Footwear, Inc. dated May 6, 1991 and related documentation.

Asset Purchase Agreement for MacDougal's Men at Work, Inc. dated June 22, 1995 and related documentation.

Asset Purchase Agreement for Working Comfort, Inc. dated September 25, 1995 and related documentation.

Asset Purchase Agreement for Colonial Safety Supply, Inc. dated October 6, 1995 and related documentation.

Asset Purchase Agreement for Wayne Safety, Inc. dated June 12, 1991 and related documentation.

Indemnification Agreement dated September 26, 1991 among Iron Age Corporation, LADD Furniture, Inc. and Pennsylvania House, Inc. and related documentation.

(g)
General Services Administration Contract, effective July 26, 1996.

From time to time, Iron Age Corporation provides Central Tractor Farm and Family Center, Inc. ("CT"), Walls Holdings Company, Inc. and its subsidiaries, and possibly other Butler Capital Corporation portfolio companies with footwear and other items pursuant to purchase orders received by Iron Age Corporation.

Agreement between W.W. Grainger and Iron Age Corporation dated July 1, 1996.

Distributor Agreement dated February 25, 1994 between Iron Age Corporation and Deep South Mobile.

Authorized Wholesale Agreement dated September 27, 1996 between Iron Age Corporation and Air Liquide.

(h)
Gore/Falcon License Agreement.

Gore/Falcon Manufacturing Certification Agreement.

Iron Age/Gore License Agreement.

                                                                    SCHEDULE 5.8

                                   Insurance


     Property Insurance Program with Lexington Insurance Company and Travelers Insurance Company (Primary) and Fireman's Fund and Hartford Insurance Company (Excess)
     Boiler Insurance with Travelers
     Casualty covering General, Liability, Workmen's Compensation and Auto with National Union
     Umbrella Policy with National Union
     Crime Coverage Policy with National Union
     Pension/Fiduciary Liability Insurance with National Union Insurance Company Cargo Policy with Great American
     Travel Accident Policy with Chubb
     Maine Workmen's Compensation (separately insured) with Maine Employers Mutual Insurance Company
     New York Disability Policy with Standard Security
     Non-Owned Aviation Policy with AIG Aviation

     Business Insurance Policy with Economical Mutual Insurance Company for Iron Age Canada, Ltd.
     Alberta Automobile Insurance Policy with Economical Mutual Insurance Company for Iron Age Canada Ltd.
     Ontario Automobile Insurance Policy with Economical Mutual Insurance Company for Iron Age Canada, Ltd.

     Mexico Property and Liability Policy with Chubb

     Falcon General Liability
     Falcon Business Auto
     Falcon Primary Worker's Compensation with Maine Employers Mutual Insurance Company
     Falcon Excess Worker's Compensation with General Reinsurance Company Falcon Crime Policy
     Falcon Profit Sharing Policy

     Key Man Insurance; D. Jensen & T. Johanson

                                                                    SCHEDULE 5.9

                              Litigation Matters

     Richard Kleer, United States District Court for Western District of Pennsylvania, C.A. 96-2208. Kleer, a former employee at the Iron Age Corporation's Pittsburgh, Pennsylvania, facility, on December 9, 1996, filed a complaint alleging discrimination on the basis of sex, age and disability in his May 30, 1995 discharge. The charge had previously been dismissed by the Equal Employment Opportunity Commission for lack of cause. The Company intends to vigorously defend itself.

See attached Schedule B.

See attached Schedule C.

                                                                   SCHEDULE 5.10

                             Compliance with Laws

                                     None

                                                                   SCHEDULE 5.11

                                  Tax Matters



Iron Age Corporation is currently under sales tax audits with the following states:

     Illinois
     Arizona
     Indiana



Iron Age Corporation is currently under an income tax audit with New York.

                                                                   SCHEDULE 5.12

                            Employee Benefit Plans


Iron Age Holdings Corporation Incentive Stock Option Plan.

     Iron Age Corporation Profit Sharing Retirement Plan as amended through January 1, 1994.

     Iron Age Corporation Pension Plan for Employees of Iron Age Corporation Represented by Teamsters Local Union 636 as amended through January 1, 1994.

     Iron Age Corporation Supplemental Pension Plan.

     Falcon 1994 Super Incentive Bonus Plan.

Iron Age Corporation Group Benefit Plans:

     Long Term Disability Plan dated September 1, 1996
     Travel Accident Insurance Plan dated January 30, 1990
     Blue Cross/Blue Shield Medical Plan dated October 1, 1996
     Group Life/ADD Plan dated September 1, 1996
     Educational Assistance Plan dated January 1, 1992
     Prevailing Fee 100 Group Medial Plan dated March 1, 1994
     U.S. Health Care HMO Plan dated October 1, 1987
     Blue Choice HMO Plan dated December 1, 1991
     Hospital/Medical/Surgical Plan of Puerto Rico dated November 1, 1996 Cafeteria Plan dated August 1, 1993

Falcon Shoe Mfg. Co. Welfare Benefit Plans:

     Falcon Fringe Benefits Plan
     LTD Contract dated April 7, 1993
     Group Life Contract dated August 10, 1993
     Weekly Indemnity Contract dated August 10, 1993
     Falcon Flex Plan dated July 1, 1994

Iron Age Canada, Ltd. Group Insurance Policy dated December 7, 1993.

Iron Age Corporation Sale Incentive Plan

Falcon Shoe Mfg. Co. Sale Incentive Plan

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Donald R. Jensen

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and William J. Mills

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Keith A. McDonough

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Willie J. Taaffe.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Theodore C. Johanson

Hanley Deferred Compensation Letter dated August 1, 1994

The following individuals have the right to the following annual payments until death:

Mrs. Childs     $48,000

Mr. Mitchell    $18,000

Mr. Powers      $ 2,400
                -------
                $68,400
                =======

Iron Age Corporation maintains the Pension Plan for Employees of Iron Age Corporation (the "Plan") represented by Teamsters Local Union 636. The Plan was amended effective December 31, 1991 to freeze all future benefit accruals. The Plan is at full-funding limits.

See attached letter re: Forms 5500

                                                                   SCHEDULE 5.14

                            Affiliate Transactions
                            ----------------------


Contribution Agreement dated as of December 26, 1996 among Butler Capital Corporation, as the Seller's Representatives, and the Sellers named therein ("Sellers Contribution Agreement").

Acquisition Financing Agreement dated January 29, 1990 between Iron Age Holdings Corporation, Childs Acquisition Corporation, SLAI, MLAI, MLAI, MLA II and MLA III, as amended, and related documents

Lease for Premises at 130 Main Street, Penn Yan, New York

Jensen Demand Promissory Note in favor of Iron Age Corporation dated as of November 20, 1995 as executed by Donald R. Jensen in the principal amount of $1,000,000.

Rush Demand Promissory Note in favor of Iron Age Corporation dated as of November 20, 1995 as executed by Max W. Rush in the principal amount of $265,000.

Mills Demand Promissory Note in favor of Iron Age Corporation dated as of November 20, 1995 as executed by William J. Mills in the principal amount of $265,000.

McDonough Demand Promissory Note in favor of Iron Age Corporation dated as of November 20, 1995 as executed by Keith A. McDonough in the principal amount of $265,000.

Stella Demand Promissory Note in favor of Iron Age Corporation dated as of November 20, 1995 as executed by Donald H. Stella in the principal amount of $265,000.

Jensen Stock Pledge Agreement dated as of November 20, 1995 between Donald R. Jensen and Iron Age Corporation.

Rush Stock Pledge Agreement dated as of November 20, 1995 between Max W. Rush and Iron Age Corporation.

Mills Stock Pledge Agreement dated as of November 20, 1995 between William J. Mills and Iron Age Corporation.

McDonough Stock Pledge Agreement dated as of November 20, 1995 between Keith A. McDonough and Iron Age Corporation.

Stella Stock Pledge Agreement dated as of November 20, 1995 between Donald H. Stella and Iron Age Corporation.

Amended and Restated Stockholders' Agreement dated as of May 21, 1990, as amended May 4, 1994, among Iron Age Corporation and the Stockholders named therein.

Collateral assignment to the holders of the BCC Debt of Donald Jensen's Key Man Life Insurance Policy.

Employment Agreement among the Company, Iron Age Corporation and Donald R. Jensen dated May 4, 1994.

Employment Agreement among the Company, Iron Age Corporation and Keith A. McDonough dated November 20, 1995.

Employment Agreement among the Company, Iron Age Corporation and William J. Mills dated November 20, 1995.

Employment Agreement among the Company, Iron Age Corporation and Max W. Rush dated November 20, 1995.

Employment Agreement among the Company, Iron Age Corporation and Don H. Stella dated November 20, 1995.

Employment Agreement among Falcon Shoe Mfg. Co. and Theodore C. Johanson dated August 1, 1994.

Johanson Non-Competition Agreement dated August 1, 1994.

Consulting Services Agreement between Iron Age Corporation and BCC Industrial Services, Inc.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Donald R. Jensen.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and William J. Mills.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Keith A. McDonough.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Willie J. Taaffe.

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Falcon Shoe Mfg. Co. and Theodore C. Johanson.

From time to time, Iron Age Corporation provides Central Tractor Farm and Family Center, Inc. ("CT"), Walls Holdings Company, Inc. and its subsidiaries and possibly other Butler Capital Corporation portfolio companies with footwear and other items pursuant to purchase orders received by Iron Age Corporation.

                                                                    SCHEDULE 8.3

                             Third Party Consents


1. Consent of PNC Bank and Society National Bank pursuant to PNC Credit Agreement and PNC Stock Pledge Agreement dated January 2, 1996.

2. Consent of Gore relating to the Falcon/Gore License Agreement referred to on Schedule 5.6.

3. Consent of Gore relating to the Falcon/Gore Manufacturing Agreement referred to on Schedule 5.6.

4. Consent of Gore relating to the Iron Age/Gore License Agreement referred to on 5.6.

5. Consent of CTI Group/Amplicon Leasing relating to the CTI Group/Amplicon Leasing Security Agreement covering equipment relating to the Mobile Point of Sale Agreement.

6. Consent of Amplicom Financial relating to the Master Lease Agreement by and between Amplicon, Inc. and Iron Age Corporation.

7. Consent of Von-Land Corporation Limited under a lease dated June 11, 1991 and a renewal lease dated November 23, 1995 between Von-Land Corporation Limited and Iron Age Canada Ltd. for office space located at 475 N. Rivermede Road, Unit 2, Concord, Ontario LYK3RZ.

                                                                   SCHEDULE 10.1

                               Employee Payments



Iron Age Corporation Sale Incentive Plan

Falcon Shoe Mfg. Co. Sale Incentive Plan

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Donald R. Jensen

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and William J. Mills

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Keith A. McDonough

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Willie J. Taaffe

Letter Agreement dated August 27, 1996 among Iron Age Holdings Corporation, Iron Age Corporation and Theodore C. Johanson

Sellers Contribution Agreement